                                                                 Exhibit 10.5(d)

                                    LEASE

                     FAWN ASSOCIATES LIMITED PARTNERSHIP,

                                   Landlord

                                      and

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC,

                                    Tenant


Dated: March 22, 1996

                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
PREFACE........................................................................i

DATA SHEET....................................................................ii

ARTICLE 1......................................................................1
Definitions

ARTICLE 2......................................................................2
Demise; Premises; Term

ARTICLE 3......................................................................2
Completion and Occupancy of the Premises

ARTICLE 4......................................................................3
Rent

ARTICLE 5......................................................................4
Use

ARTICLE 6......................................................................5
Escalations

ARTICLE 7......................................................................8
Assignment, Mortgaging and Subletting

ARTICLE 8.....................................................................10
Compliance with Laws; Hazardous Substances

ARTICLE 9.....................................................................11
Alterations; Improvements

ARTICLE 10....................................................................13
Repairs

ARTICLE 11....................................................................13
Utilities and Services

ARTICLE 12....................................................................15
Damage to or Destruction of the Premises

ARTICLE 13....................................................................16
Eminent Domain

ARTICLE 14....................................................................17
Conditions of Limitation

ARTICLE 15....................................................................18
Re-entry by Landlord; Remedies

ARTICLE 16....................................................................19
Curing Tenant's Defaults; Fees and Expenses

ARTICLE 17....................................................................20
Non-Liability and Indemnification

ARTICLE 18..................................................................21
Surrender

ARTICLE 19..................................................................21
Insurance

ARTICLE 20..................................................................23
Subordination and Attornment

ARTICLE 21..................................................................24
Access; Change in Facilities

ARTICLE 22..................................................................24
Inability to Perform and Waivers

ARTICLE 23..................................................................25
Quiet Enjoyment

ARTICLE 24..................................................................25
Rules and Regulations

ARTICLE 25..................................................................26
Brokerage

ARTICLE 26..................................................................26
Notices and Estoppel Certificate

ARTICLE 27..................................................................27
Security Deposit

ARTICLE 28..................................................................27
Parties Bound

ARTICLE 29..................................................................28
Entire Agreement; No Other Representations;
Governing Law; Separability

ARTICLE 30..................................................................28
Miscellaneous Provisions


     Exhibit A:     Land Description
     Exhibit B:     Landlord's Construction
     Exhibit C:     Floor Plan
     Exhibit D:     Cleaning Schedule
     Exhibit E:     Rules and Regulations
     Exhibit F:     Form of Estoppel Certificate
     Exhibit G:     Form of Guaranty

                                    PREFACE
                                    -------


     With respect to any consent or approval required to be given under this Lease, such consent or approval shall not be unreasonably withheld or delayed. All costs and fees to be charged against Landlord or Tenant on behalf of the other party, including but in no way limited to items included in operating and maintenance costs and fees, shall be required to be reasonable in amount and in nature.

                                  DATA SHEET
                                  ----------

                                LEASE AGREEMENT

                                    BETWEEN

                 FAWN ASSOCIATES LIMITED PARTNERSHIP, LANDLORD

                                      and

               FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, TENANT

(S) 1.01(a)    1.   BUILDING:
                    Building #5
                    Greenwich Office Park

(S) 1.01(f)    2.   LANDLORD'S CONSTRUCTION:
                    Landlord shall perform Landlord's Construction in accordance with the plans set forth as EXHIBIT B of this Lease, at Landlord's cost and expense except as specified in such plans or on EXHIBIT B, including (i) building standard (a) carpeting, (b) finishes, (c) lighting, (d) ceiling, and (e) electrical work, including floor power feeds for free-standing workstations; (ii) builtin cabinets, sink and refrigerator in kitchen; (iii) wall covering in reception area and hallways, front office area and large conference room; (iv) built-in counter top and cabinets in copy room;
                    (v) full height glass in five (5) executive offices; (vi) renovation of existing restrooms to current building standard; (vii) coat hooks on every office door; (viii) electrical roughing for a microwave; (ix) $5,000 allowance for reception desk; and (x) cold water connector to a coffee maker.

(S) 1.01(i)    3.   TENANT'S PROPORTIONATE SHARE:
                    8.71%, based upon an aggregate of 98,361 rentable square feet in the Building

(S) 2.02       4.   PREMISES:
                    A portion of the fourth floor of the Building, consisting of 8,570 rentable square feet. Tenant shall also have exclusive use, at no additional charge, of the terrace accessed via the Premises.

               5.   TERM:
                    Six (6) years.

(S) 2.03(c)         (a)  COMMENCEMENT DATE:
                         On or about May 1, 1996 subject to the provisions of
                         Articles 2 and 3 herein.
                         ----------------

(S) 2.04            (b)  EXPIRATION DATE:
                         The last day of seventy-second (72nd) full calendar month of the Term.

(S) 2.06       6.   PARKING SPACES:
                    Landlord will provide twenty-eight (28) unreserved parking spaces, of which sixteen (16) shall be located in the Building's garage.

(S) 3.01       7.   PROJECTED COMPLETION DATE FOR LANDLORD'S CONSTRUCTION:
                    May 1, 1996, provided that by March 5, 1996 working drawings which are (i) reasonably acceptable to Landlord, and (ii) adequate for submission to the Town of Greenwich for permitting purposes are delivered to Landlord. Architectural, permitting and related fees and charges for Landlord's Construction shall be included as part of Landlord's Construction at no cost to Tenant.

(S) 4.01(a)    8.   FIXED RENT SCHEDULE:
                    Fixed Rent shall be determined by multiplying 8,570 rentable square feet by an annual rate per rentable square foot, as follows:

                    Lease Months 1-24:        $21.00/r.s.f
                    Lease Months 25-48:       $23.00/r.s.f
                    Lease Months 49-72:       $25.00/r.s.f

                    For the purpose of calculating Lease Months, Lease Month 1 shall be the calendar month following the month in which the Commencement Date occurs (unless the Commencement Date is on the first of the month, in which case Lease Month 1 shall be the month in which the Commencement Date occurs), Lease Month 2 shall be the next full calendar month as so forth. The per diem rent for the period, if any, from the Commencement Date until Lease Month 1 shall be $547,53.

(S) 6.01(c)    9.   BASE TAX YEAR:
                    July 1, 1996 - June 30, 1997.

(S) 6.01(h)    10.  BASE EXPENSE YEAR:
                    Calendar year 1996.

(S) 25.01      11.  BROKER:
                    The Galbreath Company

(S) 27.01      12.  SECURITY DEPOSIT:
                    Tenant has furnished Landlord with its balance sheet as of December 31, 1995, and its income statement for the period ended December 31, 1995. Additionally, Tenant has furnished
                    Landlord with the balance sheet of its parent company, Imperial Credit Industries, Inc., as December 31, 1994, and the income statement of Imperial Credit Industries, Inc, for the period ended December 31, 1994. All such financial statements shall be maintained by Landlord in confidence and shall not be released or divulged to anyone else. In reliance on these financial statements (which Tenant hereby represents to be true and correct in all material respects), Landlord has agreed to the following security arrangement;

               The obligations of Tenant shall be guaranteed by Imperial Credit Industries, Inc. in accordance with the terms and provisions of a separate Guaranty Agreement in the form attached hereto as EXHIBIT H.


     This Data Sheet will become an integral portion of the Lease. Any discrepancy between the terms of the Data Sheet and the remaining portions of the Lease (including all Exhibits thereto) shall be resolved in favor of the Data Sheet.

                                             Landlord

                                             FAWN ASSOCIATES LIMITED PARTNERSHIP

Date: March 25, 1996                         By: /s/ Steven J. Schacter
                                                --------------------------------
                                                  Steven J. Schacter
                                                  Its Authorized Representative

                                             Tenant

                                             FRANCHISE MORTGAGE
                                             ACCEPTANCE COMPANY LLC

Date: March 22, 1996                         By: /s/ John Rinaldi
                                                --------------------------------

                                             Its

     AGREEMENT OF LEASE dated the 22 day of March, 1996, between FAWN ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership, with its principal office at 100 Putnam Green, Greenwich, Connecticut 06830 ("LANDLORD") and FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, a California limited liability company, with an office at 600 Steamboat Road, Greenwich, Connecticut 06830 ("TENANT").

                                  WITNESSETH:

          Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          SECTION 1.01. For purposes of this Lease, unless the context otherwise requires:
          (a) "BUILDING" shall mean the Building specified in ITEM 1 of the Data Sheet.
          (b) "BUSINESS DAYS" means Monday through Friday other than days that are federal or state holidays.
          (b) "COMMON AREAS" shall mean portions of the Building not intended as leasable area, the Land and other improvements thereon.
          (c) "GOVERNMENTAL AUTHORITY" shall mean any Federal, state county, municipal or local government and all departments, commissions, boards, bureaus and offices thereof having or claiming jurisdiction over the "PREMISES" (as defined below).
          (d) "INTEREST RATE" shall mean the lesser of (i) the prevailing prime or base lending rate published from time to time in the Eastern Edition of the Wall Street Journal plus 400 basis points, or (ii) the maximum rate of interest permitted by law from time to time. In the event said prevailing prime lending rate is published as a range, the prime or base lending rate for purposes hereof shall be deemed to be an average of the high and low .
          (e) "LAND" shall mean the parcel of land within Greenwich Office Park situated in the Town of Greenwich, the Country of Fairfield and State of Connecticut, more particulary described on EXHIBIT A attached hereto, on which
                                           ---------
is situated the Building.
          (f) "LANDLORD'S CONSTRUCTION" shall mean the work specified on EXHIBIT B hereto.
---------
          (g) "LEASE YEAR" shall mean every period of twelve (12) consecutive months during the term of this Lease, commencing on the "COMMENCEMENT DATE" (as hereinafter defined) or each anniversary thereof, or if the Commencement Date is not the first day of ta calendar month, then on the first day of the first calendar month after the Commencement Date or each anniversary thereof.
          (h) "TENANT'S PROPERTY" shall mean all trade fixtures installed at the sole expense of Tenant, and which are not replacements of any property of Landlord, whether any such replacement is made at Tenant's expense or otherwise. Subject to SECTIONS 9.01. and 18.01. Tenant's Property shall also include all
           -------------      -----
items of property installed as part of Landlord's Construction and all other property of Tenant which does not become affixed to the Premises.
          (i) "TENANT'S PROPORTIONATE SHARE" is that percentage which is set forth as ITEM 3 of the Date Sheet. For the purposes of this Lease, the rentable square footage area of the Building is the square footage specified in ITEM 3 of the data sheet.
          (j) "UNAVOIDABLE DELAYS" shall mean any and all delays beyond Landlord's or Tenant's reasonable control, except for delays in Tenant's payment of Fixed Rent and Additional Rent hereunder, including without limitation, delays caused by Tenant or Landlord, as the case may be; governmental restrictions, regulations, controls or preemption; order of civil, military or naval authority; strikes, labor disputes, lock-outs; shortage of labor or materials, inability to obtain materials or reasonable substitutes therefor, default of any building or construction contractor or subcontractor, enemy action, civil commotion, riot or insurrection; Acts of God, earthquake, floods, explosions, actions of the elements, extreme weather conditions, fire or other unavoidable casualty; or, any other cause beyond Landlord's or Tenant's reasonable control, provided that Landlord and Tenant shall at all times make commercially reasonable efforts to mitigate the effects of any Unavoidable Delays, including the restoration of service interrupted by Unavoidable Delays.

                                   ARTICLE 2

                            DEMISE: PREMISES: TERM
                            ----------------------

     SECTION 2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described ("PREMISES"), in the Building, for the term hereinafter stated, under the terms and conditions hereinafter provided, along with access to and from the Premises and the right, in common with other tenants, to use the Common Areas.

     SECTION 2.02. The Premises consist of that property described in ITEM 4 of the Data Sheet and shown on EXHIBIT C hereto, together with all fixtures,
                            ---------
equipment, improvements, and appurtenances which, at the commencement of this Lease or at any time during the Term, are attached thereto or installed therein, other than Tenant's Property. For the purposes of this Lease, the rentable square footage area of the Premises is the square footage as set forth in ITEM 4 of the data sheet.

     SECTION 2.03. The Premises are leased for a term ("TERM") which shall commence on a date ("COMMENCEMENT DATE") which shall be the earliest of:

     (a) the date on which the Premises are available for occupancy, as determined pursuant to Sections 3.02 and 3.03; and
                       -------------     ----

     (b) the date Tenant shall occupy the Premises or any part thereof for the purpose of conducting its business; and

     SECTION 2.04. The Term shall end on the date set forth in ITEM 5 (B) of the Data Sheet ("EXPIRATION DATE"), unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

     SECTION 2.05. Tenant shall have the right to use that number of parking spaces in the parking areas of Greenwich Office Park allocated to the Building as specified in ITEM 6 of the Data Sheet. Landlord shall not be responsible for policing the use of the spaces; however, Landlord shall have the right (but not the obligation) to control access to the parking areas, by the use of a card system or otherwise. If Landlord adopts such a system, Tenant shall comply and shall use diligent efforts to cause its employees, agents and invitees to comply therewith. Tenant shall have the nonexclusive right to use the parking areas, in common with other tenants of the Building, up to its maximum permissible number of spaces.

                                   ARTICLE 3

                   COMPLETION AND OCCUPANCY OF THE PREMISES
                   ----------------------------------------

     SECTION 3.01. Landlord shall perform Landlord's Construction, and shall make diligent efforts to complete same on or before the date specified as ITEM 7 in the Data Sheet. Landlord's Construction shall be performed in a first-class manner as to workmanship, installation and materials, and in accordance with Tenant's approved plans. Landlord's Construction shall be warranted by Landlord for twelve (12) months following substantial completion. Tenant shall have the right to make change orders to said approved plans, upon Landlord's prior written consent. Landlord shall provide Tenant with any and all resulting cost increases and/or time delays associated with said change orders upon approving same. All such cost increases and/or time delays shall be at Tenant's expense. Landlord shall perform Landlord's Construction in compliance with all applicable federal, state and local laws, codes, statutes, ordinances, guidelines, rules and regulations. During the course of construction, Landlord shall keep Tenant duly apprised of the progress of Landlord's Construction and any claimed delays. Notwithstanding any Unavoidable Delays or anything to the contrary elsewhere in this Lease, in the event that the Premises are not available for Tenant's occupancy in accordance with Section 3.02 by December 31, 1996 for any reason other than delays caused by Tenant, then Tenant shall have the right to terminate this Lease without penalty, and receive a refund of any amounts previously paid to Landlord, on ten (10) days' written notice, unless within such ten-day period Landlord delivers possession in compliance with the requirements of Section 3.02. If Tenant requests Landlord to perform any additional fit-up work outside the scope of Landlord's Construction, then prior to commencing such additional work, Landlord, in good faith, shall competitively bid same, on a "fixed price" and "sealed bid" basis, to at least three (3) outside subcontractors for each major trade involved. The subcontractor selected need not be the one submitting the lowest bid. If the bid(s) received are satisfactory to Tenant, Landlord shall perform the additional work at cost, plus fifteen percent (15%) to cover general conditions (other than on-site supervision), management, overhead and profit.

     SECTION 3.02. Subject to Unavoidable Delays, the Premises shall be conclusively deemed available for Tenant's occupancy on the date that the following conditions have been met:

     (a) a certificate or certificates of occupancy (conditional or otherwise) or other certificate permitting occupancy of the Premises for the permitted use specified in Article 5 has or have been issued by the applicable Governmental
             ---------
Authority;

     (b) Landlord's Construction with respect to the Premises has been substantially completed (excluding (i) any minor details of construction, decoration or mechanical adjustment which do not materially interfere with Tenant's use of the Premises and are typically characterized as "punch list" items, all of which shall be addressed by Landlord at its expense as promptly as possible following the Commencement Date, and (ii) TENANT's WORK, which includes any other work (including installation of Tenant's telephone system and workstations) to be done before the commencement of the Lease Term that is not to be performed by Landlord, provided, however, that Landlord and Tenant shall sequence and coordinate the performance of Landlord's Construction and Tenant's Work in accordance with good construction practice); and

     (c) ten (10) days' notice of the occurrence or expected occurrence of the events described in subsections 3.02(a) and (b) has been given to Tenant.
                    -------------------     ---
Landlord shall endeavor, but shall not be obligated, to give longer notice of such events.

     SECTION 3.03. Notwithstanding the provisions of Section 3.02., if there is
                                                     -------------
a delay in the availability of the Premises for occupancy due to the availability and/or responsiveness of Tenant's architect or other construction representative, the sequencing of Landlord's Construction and Tenant's Work, or due to any default, delay, change order or omission by Tenant, including, but not limited to, Tenant's failure to deliver to Landlord on or before the Plans Due Date specified in Item 7 of the Data Sheet working drawings in compliance therewith, then the Premises shall be deemed available for occupancy on the date when the Premises would have been available but for such default, delay, change order or omission.

     SECTION 3.04. Tenant has inspected the Premises and accepts same in an "as is" condition, subject to (i) the performance of Landlord's Construction and Tenant's Work (if any), (ii) the assumption that the roof and building systems are leak free and properly functioning, respectively (both of which shall be Landlord's responsibility under this Lease), and (iii) Landlord's express undertakings in this Lease. Landlord and Landlord's agents have made no representations to Tenant concerning the Premises except those specified herein. By entering into occupancy of any part of the Premises, Tenant shall be deemed, unless Tenant shall have notified Landlord otherwise in writing, and excluding latent defects, to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to Landlord's Construction in such part and that Landlord's Construction in such part, except for minor details of construction, decoration and mechanical adjustment referred to above, was in satisfactory condition as of the date of such occupancy, unless within sixty (60) days after such date Tenant shall have given notice to Landlord specifying the respects in which the same was not in such condition.

                                   ARTICLE 4

                                     RENT
                                     ----

     SECTION 4.01 Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at the office of Landlord or at such other place as Landlord may designate, the following:

     (a) Annual fixed rent ("FIXED RENT") in the amounts specified as ITEM 8 in the Data Sheet for each Lease Year during the Term, payable in equal monthly installments in advance on the first day of each and every calendar month during the Term, for the period commencing on the Commencement Date and until the Expiration Date.

     (b) Additional rent ("ADDITIONAL RENT") consisting of all other sums of money as shall become due and payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

     (c) If Tenant shall fail to pay within ten (10) days after the date when due any installment of Fixed Rent or any Additional Rent, Tenant shall pay interest thereon at the Interest Rate from the date when such installment or payment shall have become due to the date of payment thereof, together with a late charge equal to five percent (5%) of the unpaid installment, which interest and late charge shall be deemed Additional Rent.

     (d) There shall be no abatement of, deduction from, counterclaim or setoff against Fixed Rent or Additional Rent except as otherwise specifically provided in this Lease.

     SECTION 4.02. On execution hereof, Tenant has paid Landlord the first two
(2) monthly installments of Fixed Rent payable under this Lease. If the Commencement Date shall be any day other than the first day of a calendar month, Fixed Rent for such partial calendar month shall be pro-rated on the basis provided in the Data Sheet, and Landlord shall credit any excess amount paid pursuant to this Section 4.02 toward the payment of the Fixed Rent for the next
                 ------------
succeeding calendar month, and Tenant shall pay Landlord any deficiency in the amount paid.

                                   ARTICLE 5

                                      USE
                                      ---

     SECTION 5.01. Tenant shall use and occupy the Premises only for executive and administrative offices for the Tenant's business and for no other purpose. Tenant shall not use or occupy or suffer or permit the use or occupancy of the Premises or any part thereof in any manner which in Landlord's reasonable judgment shall adversely affect or interfere with (i) any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of any part of the Building; (ii) the proper and economical delivery of any such service; or, (iii) the use or enjoyment of any part of the Building by any other tenant or occupant. Without limiting the foregoing, Tenant shall not use the Premises for the storage, preparation or consumption of food or beverages beyond that necessary to provide a kitchen/lunchroom facility for its employees.

     SECTION 5.02. Tenant shall not use or occupy, suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein or suffer or permit anything to be brought into or kept therein, which would: (a) cause substantial or objectionable noise, (b) violate any laws or requirements of a Governmental Authority, (c) make void or voidable any insurance policy then in force with respect to the Building and Common Areas, (d) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of a Superior Mortgage, (e) cause, or be likely to cause, physical damage to the Building, Common Areas or any part thereof, (f) constitute a public or private nuisance, (g) impair the appearance, character or reputation of the Building, (h) discharge objectionable fumes, vapors or odors into the Building's air conditioning system or into the Building's flues or vents or otherwise in such manner as may unreasonably offend other occupants, or
(i) impair or interfere with any of the Building's services, including the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building, or occasion discomfort, annoyance or inconvenience to Landlord or any of the other tenants or occupants of the Building. The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any other Section of this Article or any of the Rules and Regulations referred to in Article 24.
                           ----------

     SECTION 5.03. If any governmental license or permit, other than a certificate of occupancy (which Landlord shall obtain), shall be required for the proper and lawful conduct of Tenant's specific business in the Premises or any part thereof (as opposed to use for administrative/executive offices generally), then Tenant, at its expense, shall duly and timely procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder.

     SECTION 5.04. Tenant will not at any time use or occupy, or suffer or permit the Premises to be used in violation of any certificate of occupancy issued for the Building or the applicable zoning ordinances, provided that the certificate of occupancy shall permit the Premises to be used for administrative/executive offices.

     SECTION 5.05. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Subject to the terms of the next preceding sentence, if Tenant wishes to place any safes in the Premises, it may do so at its own expense, but Landlord reserves the right to limit their weight and position. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient to absorb vibration and noise and prevent annoyance or inconvenience to Landlord or any of the other tenants or occupants of the Building.

     SECTION 5.06. In the event Tenant prohibits its employees from smoking on the Premises or designates any areas within the Premises as "non-smoking" areas, the Tenant shall provide a suitably sized and designated smoking area for its employees wholly within the Premises, including the appurtenant terrace area; provided Tenant provides sufficient receptacles for purposes of disposing of all "smoking remnants" and Tenant empties such receptacles and maintains the terrace area in a neat and tidy condition acceptable to Landlord.

                                   ARTICLE 6

                                  ESCALATIONS
                                  -----------

     SECTION 6.01. As used herein:

     (a) The term "TAXES" shall mean the aggregate of all real estate taxes, assessments, special or otherwise, sewer rents, rates and charges, water rents, rates and charges, or any other charge of a Governmental Authority of a similar or dissimilar nature, of any kind, which may be levied or assessed upon or with respect to the Building and the Common Areas, and all taxes or charges levied on the Fixed Rent and/or Additional Rent or the gross receipts from the Building, or charges levied on Landlord's receipts from the Building which are in lieu of or a substitute for, any other tax or assessment or charge upon or with respect to the Building, the Land, or Greenwich Office Park. If any assessment can be paid in installments, Landlord shall exercise the election to pay the assessment in installments over the longest period allowed by law, and only those installments actually due and payable in a particular Tax Year shall be included as part of "Taxes" for such Tax Year. Taxes shall not be deemed to include:

          (i)  franchise or similar taxes of Landlord, or

          (ii) income, excess profits or other taxes, if any, of Landlord, except to the extent such taxes are in lieu of or a substitute for any other tax, assessment or charge upon the Land and Building, which, if such other tax, assessment or charge were in effect, would be payable by Tenant as provided above, in which event such taxes shall be computed as if the Land and Building were the only property of Landlord, and the rent hereunder the only income of Landlord.

If due to a future change in the method of taxation any franchise, income (other than an income tax which is applicable to other parties in addition to owners of real property), profit or other tax shall be levied against Landlord in substitution in whole or in part for or in lieu of any tax which would otherwise constitute Taxes, or a tax or excise shall be imposed upon or measured by rents, such franchise, income, profit or other tax, or excise imposed upon or measured by rents, shall be deemed to be Taxes for the purpose hereof.

     (b) The term "TAX YEAR" shall mean the period of twelve (12) months commencing on July 1st of each year or such other twelve (12) month period as may hereafter be duly adopted as the fiscal year for real estate tax purposes for the Town of Greenwich or other applicable Governmental Authority.

     (c) The term "BASE TAX YEAR" shall be the period specified as Item 9 in the Data Sheet.

     (d) The term "LANDLORD'S STATEMENT" shall mean an instrument containing a computation in reasonable detail of any Additional Rent due pursuant to the provisions of this Article.

     (e) The term "BASE TAXES" shall mean the amount of Taxes payable by Landlord during the Base Tax Year.

     (f) The term "COST OF OPERATION AND MAINTENANCE" shall mean the aggregate of all costs incurred by Landlord, excluding costs of work done for tenants at their own expense, with respect to the operation, maintenance and repair of the Building and the Common Areas, including, without limitation, the cost incurred for air conditioning; mechanical ventilation; heating; cleaning; rubbish removal; window washing; elevators; porter and matron service; metered or unmetered (if or to the extent not separately metered) cost of electric current used throughout the Common Areas, if and to the extent it is not billed directly to Tenant or a tenant; steam; protection and security services, if any; shuttle service, if any; repairs; maintenance; all insurance; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance and other benefits or similar expenses with respect to service and maintenance employees; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; the current amortized portion of capital expenses incurred with respect to the Building and Common Areas, based on the reasonably commercial useful life of the component for which the expense was incurred (but in no event to exceed $0.25 per rentable square foot in the aggregate per year); together with interest at Landlord's cost on the unamortized balance; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; water rates and sewer rents; management fees whether actually paid to independent contractors or imputed in accordance with the provisions of Section 6.07; cost
                                                            ------------
of landscaping; legal and accounting fees; permit and license fees; the cost of changes to comply with governmental requirements enacted after the date of this Lease; repairs to Common Areas; and utility and other consultants' fees; and the costs (including but not limited to, the fees of lawyers, appraisers and other professionals) of any application or proceeding brought by or on behalf of the Landlord to lower the assessment on which the taxes are based, whether or not such application or proceeding in successful in reducing such assessment.

     The "Cost of Operation and Maintenance" shall not include: wages, salaries, fees and fringe benefits paid to administrative or executive personnel above the level of property manager, the cost of any repair or replacement made by Landlord because of casualty damage covered by insurance; the cost of repair or replacement because of a taking by eminent domain or by deed in lieu of eminent domain proceeding, to the full extent of the condemnation award of proceeds; any charge for depreciation or amortization, including debt service and mortgage interest; all costs incurred by Landlord with respect to the leasing of space or the sale of the Building, including but not limited to brokerage commissions and advertising, promotional and legal fees; legal fees incurred in connection with disputes with any tenants in their capacity as such; the costs of any fit-up, decorating or other construction performed for any tenant in connection with entering into or renewing or extending any lease or relocating within the Building; the costs of correcting any building code or other violations of law, including violations of environmental laws, antedating the Commencement Date; the cost of overtime or other added expense incurred by Landlord to perform work which this Lease expressly requires to be performed at Landlord's expense; any management fee or other amount paid to any affiliate of Landlord in excess of the amount which would be paid absent such a relationship; expenses incurred in connection with any financing or refinancing of the Building; except as provided above, the cost of any repairs, alterations, additions, changes, replacements and other items which under generally accepted accounting principles are properly classified as capital expenditures, to the extent that they upgrade or improve the Building as opposed to replacing existing items which have worn out; the cost of expanding the Building; and the costs of separately metered utilities or other special services provided to specific tenants, which are required to be reimbursed or paid directly by any tenant.

     (g) "OPERATIONAL YEAR" shall mean each calendar year falling wholly or partially during the Term.

     (h) "BASE EXPENSE YEAR" shall be the period specified as ITEM 10 in the Data Sheet.

     (i) The term "BASE EXPENSES" shall mean the Cost of Operation and Maintenance for the Base Expense Year with variable cost items appropriately adjusted upward to assume ninety-five percent (95%) occupancy of the Building, including an operating fitness center and restaurant facility, during the entire Base Expense Year.

     (j) "TENANT's PROJECTED SHARE" shall mean Tenant's Proportionate Share multiplied by Landlord's written good faith estimate in reasonable detail of increase of Cost of Operation and Maintenance for the ensuing Operational Year over the Base Expenses, said written estimate to be delivered by Landlord to Tenant during December of each year. Tenant's Projected Share shall be divided by twelve (12) and each such one-twelfth (1/12) shall be payable on the first of each month, starting January 1 of the ensuing year, by Tenant to Landlord as Additional Rent.

     SECTION 6.02. (a) If Taxes payable in any Tax Year falling wholly or partially within the Term shall be greater than the Base Taxes, Tenant shall pay as Additional Rent for such Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Taxes. Tenant's obligation to make such payment shall commence on the first day of July following the Base Tax Year. Subsequent to the issuance by Greenwich or any other applicable Governmental Authority of the bill for Taxes, Landlord shall submit to Tenant a copy of such bill together with Landlord's Statement and Tenant shall pay the Additional Rent set forth on such statement within thirty
(30) days after the mailing of such statement by Landlord.

     (b) If, as a result of any application or proceeding brought by or on behalf of Landlord, the Base Taxes shall be decreased, Landlord's Statement next following such decrease shall include a pro rata adjustment for prior tax years reflecting such decrease in the Base Taxes (less all costs and expenses, including but not limited to counsel fees, incurred by Landlord in connection with such application or proceeding). If, as a result of any application or proceeding brought by or on behalf of Landlord for review of the assessed valuation of the Building or Common Areas for any fiscal year subsequent to the Base Tax Year, there shall be a decrease in the Taxes for any Tax Year with respect to which Landlord shall have previously rendered a Landlord's Statement and Tenant shall have paid Additional Rent hereunder, Landlord's Statement next following such decrease shall include an adjustment for such Tax Year reflecting such decrease in Taxes, or, if the Lease Term is already over, promptly refunded to Tenant.

     (c) Any payments of Additional Rent or refunds due to Tenant hereunder for any period of less than a full Lease Year, or any adjustment required due to the change in the area of the Premises, shall be equitably prorated to reflect any such event. Any expenses, including but not limited to the cost of operation and maintenance and tax escalations, not attributable solely to the Building or solely to the Premises, shall be equitably allocated among other buildings or other tenants, as applicable.

     SECTION 6.03. (a) After the expiration of the Base Expense Year and each Operational Year, Landlord shall furnish Tenant a written detailed statement prepared by Landlord of the Cost of Operation and Maintenance incurred for such Year. During the period of sixty (60) days after receipt of Landlord's Statement, Tenant may inspect the records of the material reflected in said Landlord's Statement at a reasonable time mutually agreeable to Landlord and Tenant. Within thirty (30) days after receipt of such Landlord's Statement for any Operational Year setting forth Tenant's Proportionate Share of any increase of Cost of Operation and Maintenance during such Operational Year over the Cost of Operation and Maintenance in the Base Expense Year (said increase being referred to herein as the "COST INCREASE"), Tenant shall pay same (less the amount of Tenant's Projected Share paid by Tenant on account thereof) to Landlord as Additional Rent.

     (b) Commencing with the first Operational Year after the Base Expense Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Projected Share. If Landlord's Statement at the end of the then Operational Year shall indicate that Tenant's Projected Share exceeded Tenant's Proportionate Share of Cost Increase, Landlord shall credit the amount of such excess against the next subsequent payment of Additional Rent due hereunder or, if the Lease Term is already over, promptly refund the overpayment to Tenant. In the event that Tenant's Projected Share paid by Tenant was more than one hundred twenty-five percent (125%) of Tenant's actual Proportionate Share of Cost Increase, Landlord shall credit Tenant with interest at the Interest Rate on the excess, calculated from the date of payment by Tenant until the date when the excess is refunded to Tenant or credited to Additional Rent as provided above. If Landlord's Statement shall indicate that Tenant's Proportionate Share of Cost Increased exceeded Tenant's Projected Share for the then Operational Year, Tenant shall, within thirty (30) days of receipt of Landlord's Statement, pay the amount of such excess to Landlord.

     SECTION 6.04. If the Term shall expire on a date other than December 31st, any Additional Rent for the Lease Year in which the date of expiration of the Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Lease Year to such date of expiration, both inclusive, shall bear to the total number of days in the calendar year in which such expiration occurs.

     SECTION 6.05. (a) Landlord shall use all commercially reasonable efforts to render Landlord's statements no later than one hundred twenty (120) days after the end of each Operational Year or Tax Year. Landlord's failure to render Landlord's Statement with respect to any Operational Year or Tax Year, or Landlord's delay in rendering said Statement beyond a date specified herein, shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Operational Year or Tax Year. The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.

     (b) Each Landlord's Statement shall be conclusive and binding upon Tenant, unless within sixty (60) days after receipt of such Landlord's Statement, Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to Tenant's position in any legal proceeding commenced by Tenant.

     SECTION 6.06. Any Additional Rent payable pursuant to Article 6 shall be
                                                           ---------
collectible by Landlord in the same manner as Fixed Rent, and Landlord shall have the same remedies for nonpayment thereof as Landlord has hereunder for non-payment of Fixed Rent.

     SECTION 6.07. During the period that Landlord or an affiliate of Landlord shall manage the Building with its own employees rather than independent contractors, the aggregate management costs and fees shall not exceed a rate which is competitive for such services rendered on an arm's-length basis in a first class office building in the Greenwich area.

                                   ARTICLE 7

                     ASSIGNMENT, MORTGAGING AND SUBLETTING
                     -------------------------------------

     SECTION 7.01. (a) Except as otherwise expressly provided in this Article, neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representatives, subtenants, or successors in interest by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges by anyone other than Tenant (excluding desk space/mailing privileges for institutional lenders/investors with which Tenant maintains a customer or servicer relationship) or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in each case. The transfer (or transfers in the aggregate) of a controlling interest in Tenant, by transfers of stock or general partnership or membership interest (other than transfers upon death or disability), shall be deemed an assignment of this Lease. In the event that Tenant shall desire to assign this Lease or to sublease any portion of the Premises, then Tenant shall submit in writing to Landlord the name of the proposed assignee or subtenant, the nature and character of its business, the terms and conditions of the proposed assignment or subletting, information as to the financial responsibility of the proposed assignee or subtenant, and such other information as Landlord may require. In the event that Tenant desires to assign this Lease, then any proposed assignment must require Tenant's assignee to assume Tenant's obligations from and after the effective date of an assignment.

     (b)  Anything in subsection 7.01.(a) to the contrary notwithstanding, the
                      -------------------
prior written consent of Landlord shall not be required with respect to an assignment of this Lease or a sublease of part or all of the Premises to an entity controlled by, controlling or under common control with Tenant. For this purpose "CONTROL" shall mean (i) in the case of a corporation, ownership of more than fifty percent (50%) of the outstanding capital stock of that corporation,
(ii) in the case of a general partnership, shall mean more than fifty percent (50%) of the general partnership interest of the partnership, (iii) in the case of a limited partnership, shall mean more than fifty percent (50%) of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean more than fifty percent (50%) of the membership interests. In connection with any such assignment of sublease, Tenant shall give notice to Landlord at least ten (10) days prior to the transaction and shall deliver a copy of the documentation to Landlord within ten (10) days after the execution of the assignment or sublease.

     (c) Any assignment of this Lease, or of the interest of Tenant hereunder, or sublease as aforesaid, without full compliance with any and all requirements set forth in this Lease shall be a breach of this Lease and a default hereunder and shall be of no effect.

     SECTION 7.02. (a) In the event that at any time or from time to time prior to or during the term of this Lease Tenant desires to sublet any part of the Premises or assign this Lease in whole or in part, other than a sublease or assignment pursuant to Section 7.10 (b) or desk space/mailing privileges
                       ----------------
permitted by Section 7.01 (a), Landlord shall have the option to recapture the
             ----------------
space so proposed to be sublet or assigned and Tenant shall not sublet or assign such space until thirty (30) days have elapsed after the receipt of such notice by Landlord. Such option on the part of Landlord to recapture such space so proposed to be sublet or assigned shall be exercisable by Landlord in writing during said period of thirty (30) days. If Landlord elects to recapture the space proposed to be sublet or assigned, such recapture will take effect on the date specified in Landlord's written exercise of its recapture right (which shall not be prior to the proposed effective date of the sublet or assignment requested by Tenant, nor more than sixty (60) days after such proposed effective date). Upon any such recapture, this Lease shall terminate with respect to the space so recaptured, and Landlord shall be responsible for partitioning off the recaptured space, at Landlord's expense. If Landlord fails to exercise such option within said thirty (30) day period and Tenant fails to complete a sublease or assignment with a third party (as hereinafter provided) within ninety (90) days thereafter, Tenant shall again comply with all the conditions of this section as if the notice and option herein above referred to had not been given and received.

     (b) In addition to the rights of Landlord specified above, if Tenant proposes to sublet all or substantially all of the Premises or to assign this Lease other than to a successor by merger, consolidation or acquisition of substantially all of Tenant's assets and business, Landlord shall have the right to cancel and terminate this Lease, by notice to Tenant within thirty (30) days after receipt of Tenant's proposal.

     SECTION 7.03. In the event Landlord does not exercise its option to recapture or cancel, Landlord covenants within the same 30-day period not unreasonably to withhold its consent, which must be in writing, to a subletting or assignment, provided, however, that Landlord shall not, in any event, be obligated to consent to any such proposed subletting or assignment unless:

     (a) At the time of the request for Landlord's consent and at the date of the sublease or assignment, this Lease shall be in full force and effect, without any uncured breach or default thereunder on the part of Tenant of which Tenant shall have been given notice if required pursuant to the terms of this Lease.

     (b) The proposed subtenant or assignee shall possess a business reputation and financial credit such as are then in keeping with the reasonable standards of Landlord for the Building and Greenwich Office Park generally.

     (c) The Premises, except with Landlord's prior written consent, shall not have been publicly advertised for subletting at a rental rate lower than the then prevailing rental rate for other space in the Building or comparable space if Building is full.

     (d) The subtenant or assignee assumes, by an instrument in form and content reasonably satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease (to the extent not performed by Tenant) with respect to the subleased or assigned space.

     (e) A copy of the sublease or the original assumption agreement, fully executed and acknowledged, is submitted to Landlord within ten (10) days of execution of the sublease or assignment agreement.

     (f) Any such sublease or assignment provides that, in the event of any further subleasing or assignment of any portion of the Premises by the subtenant or assignee or anyone claiming under or through it, the prior written consent of Landlord must be obtained as provided in Section 7.01 and any profit on such
                                         ------------
further subletting shall be paid over entirely to Tenant, to be shared with Landlord as provided in Section 7.05.
                        ------------

     (g) By way of illustration and not limitation, Landlord shall not be obligated to consent to any proposed assignment or sublease to any of the following entities:

       (i) a bank, trust company, safe deposit business, savings and loan association or loan company, other than subleases for non-retail purposes to institutional lenders/investors with which Tenant maintains a customer or servicer relationship;

      (ii) a tenant or subtenant whose projected or reasonably likely use of the Premises involves the use, storage, generation, or disposal of Hazardous Substances as defined in Section 8.02 of this Lease;
                                               ------------

     (iii) a school, college, university or educational institution, whether or not non-profit;

      (iv) a government, governmental or quasi-governmental organization, or any agency or subdivision thereof;

       (v) a tenant or subtenant of a tenant of Landlord or its affiliates, an occupant of the Building or any other building in Greenwich owned by the Landlord or its affiliates, or any party or entity with whom Landlord, or its affiliates or their agents or representatives have engaged in active negotiations for a lease during the ninety (90)- day period immediately preceding the date of Tenant's request for consent; or

      (vi) a tenant or subtenant whose projected or reasonably likely use of the Premises would classify the Premises as a "place of public accommodation" under the American with Disabilities Act of 1990, as may be amended from time to time, or furthermore whose projected or reasonably likely use of the Premises would create obligations in excess of Landlord's obligations under this Lease but for the sublease or assignment.

     SECTION 7.04. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant or any party claiming under or through Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting which consent shall be required for all further sublettings or assignments whether or not required pursuant to the terms and provisions of this Article 7.
                                                          ---------

     SECTION 7.05. With respect to any sublease or assignment by Tenant of all or any portion of the Premises, the following provisions shall apply. Any profit on such sublease or assignment shall be shared fifty percent (50%) by Tenant and fifty percent (50%) by Landlord. For purposes of this Section, "PROFIT" shall refer to the difference between: (1) all payments made by a subtenant or assignee to Tenant as rent or otherwise under or in connection with said sublease or assignment after deducting brokers' commissions and other costs reasonably incurred by Tenant to secure the sublease or assignment, and excluding reimbursement for fit-up or other work in connection with occupancy, and any amounts paid in satisfaction of indemnity obligations, including brokerage fee indemnities; and (2) the annual Fixed Rent and Additional Rent payable hereunder with respect to the space affected by such sublease or assignment. Payments of Landlord's share of the profit in connection therewith shall be made monthly as Additional Rent hereunder, on the first day of each month, as, if and when collected by Tenant.

     SECTION 7.06. (a) In case of subletting, a duly executed and acknowledged original of the sublease shall be delivered to Landlord, the same to provide that (i) such sublease is and shall be subject and subordinate to this Lease and any then present or future modifications thereof; and (ii) in the event of termination, reentry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (A) be liable for any previous acts or omissions of Tenant, as sublessor under such sublease; (B) be subject to any offsets, not expressly provided for in such sublease, against Landlord or (C) be bound by any previous modification of such sublease to which Landlord shall not have consented in writing, or by any previous prepayments of more than one (1) month's rent.

     (b) In the case of such assignment or subletting, Tenant, as assignor or sublessor, as the case may be, shall remain liable for the performance or observance of all of the terms and provisions on Tenant's part to be performed or observed under this Lease.

     (c) Any consent of Landlord to any such assignment or subletting shall not be construed as a waiver of any requirement for obtaining: (i) the consent of Landlord to any subsequent assignment of this Lease or subletting of the entire Premises or (ii) the consent of Landlord to any assignment of any sublease, the undersubletting of the whole or any portion of the Premises or the subletting of any portion of the Premises. Tenant shall pay Landlord's costs incurred in connection with consideration of such consent, including but not limited to counsel fees and payments to any mortgagee. If the holder of a Superior Mortgage must approve a requested sublease or assignment and declines to do so, it shall be reasonable for Landlord to withhold its consent.

     SECTION 7.07. Nothwithstanding any other provisions of this Article 7 if
                                                                 ---------
the Premises consist of less than five thousand (5,000) square feet of rentable space, not less than all of the Premises may be sublet or assigned. Denial of consent to the subletting or assignment of less than four thousand (4,000) square feet of rentable space shall not be construed as unreasonableness on the part of Landlord.

                                   ARTICLE 8

                  COMPLIANCE WITH LAWS: HAZARDOUS SUBSTANCES
                  ------------------------------------------

     SECTION 8.01. Tenant, at its cost and expense, shall comply with all laws, statutes, rules, ordinances, orders, regulations and notices of Governmental Authorities (present, future, ordinary, extraordinary, foreseen or unforeseen), and of all insurance policies, at any time duly issued or in force, applicable to the Premises or to the use or occupation thereof, provided however, that Tenant shall not be responsible for making any structural alteration of the Premises unless same shall be required as a result of the fault or negligence of Tenant, its contractors or agents in the particular operation of Tenant's business. Nothing contained in this Article 8 or elsewhere in this Lease shall
                                    ---------
be deemed to make Tenant liable or responsible for correcting any pre-existing conditions, including environmental conditions, antedating Tenant's occupancy, or for conditions caused by or attributable to Landlord, other tenants or (except for "Tenant's Responsible Parties" as defined below) third parties.

     SECTION 8.02. Except for routine cleaning compounds and office supplies in normal quantities for Tenant's own use in the ordinary course of business, Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors, guests, licensees, servants or invitees (collectively, "Tenant's Responsible Parties"), without first obtaining Landlord's written consent, which may be withheld at the Landlord's sole and absolute discretion. Additionally, Tenant shall not use, store, generate or dispose of any substance in any manner or undertake any act which would cause the Premises or the Greenwich Office Park to be classified as an "establishment" under the laws of the State of Connecticut. If Hazardous Substances are used, stored, generated, or disposed of on or in the Premises, or if the Premises become contaminated in any manner for which Tenant is legally liable or if Tenant's use of the Premises causes the Premises and/or the Greenwich Office Park to be classified as an "establishment" under applicable Connecticut law, Tenant shall indemnify, defend, and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in the value of the Premises or the Building of which they are part, damages because of adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys', consultant, and expert fees) arising during or after the Lease Term and arising as a result of such contamination or use by Tenant. This indemnification includes, by way of illustration and not limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. In addition, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and this results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing before the presence of any such Hazardous Substance on the Premises, provided, however, that Tenant shall first obtain Landlord's written approval for any such remedial action. Tenant's obligations pursuant to this Section 8.02 shall survive the expiration or early termination of this Lease.

     Landlord represents and warrants that to its best knowledge, there are no Hazardous Substances in or about the Premises, the Building or the Land, nor any outstanding violations of applicable environmental laws or requirements with respect to the Premises, the Building, or the Land of Greenwich Office Park.

     As used herein, "HAZARDOUS SUBSTANCE" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by the Town of Greenwich, the State of Connecticut, or the United States government. Hazardous Substance includes any and all material or substances which are defined as "hazardous waste," "extremely hazardous waste," or a Hazardous Substance pursuant to state, federal, or local governmental law. Hazardous Substance includes but is not restricted to asbestos, polychlorinated biphenyls ("PCBs") and petroleum.

     SECTION 8.03. Tenant shall, at Tenant's sole cost and expense, comply with any and all requirements of any statute, rule, ordinance, order, regulation or notice of any Governmental Authority relating to the recycling of waste generated by tenants of the Building (collectively, the "RECYCLING LAWS"), including, without limitation, Connecticut Public Act 87-544 and the regulations promulgated pursuant thereto. Without limiting the generality of the foregoing, Tenant shall, at Tenant's sole cost and expense, separate all solid waste in accordance with, and otherwise comply with, the requirements of such Recycling Laws and any recycling plan in effect from time to time in the Building; and, in the event Landlord is required to separate any solid waste generated by Tenant or Landlord otherwise incurs any costs or expenses in connection with the recycling of Tenant's solid waste, Tenant shall reimburse Landlord for all such costs and expenses within ten (10) days after Tenant's receipt of a bill therefor from Landlord.

                                   ARTICLE 9

                           ALTERATIONS; IMPROVEMENTS
                           -------------------------

     SECTION 9.01. Tenant shall make no changes or alterations in or to the Premises of any nature without Landlord's prior written consent except for cosmetic and decorative changes of which Tenant shall give Landlord advance notice. Landlord shall not be deemed to be unreasonably withholding its consent if Tenant's proposed changes or alterations are not within the guidelines of Connecticut Light and Power Company's energy conscious construction program, a program in which Landlord participates or may participate to increase electrical efficiency. If Landlord consents to any proposed changes or alterations, such consent shall not (i) constitute certification of compliance of the proposed changes or alterations with the American with Disabilities Act of 1990, as may be amended from time to time ("ADA") or (ii) give rise to any ADA compliance or responsibility on the part of the Landlord with respect to the proposed changes or alterations. All fixtures and partitions, railings and like installations (excluding movable partitions and Tenant's trade furniture, fixtures and equipment and other Tenant's Property), installed in the Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall at the Expiration Date or prior termination of this Lease, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless Landlord, by notice to Tenant no later than twenty (20) days prior to the Expiration Date or prior termination date of this Lease, elects to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant forthwith, at Tenant's expense. Nothing in this Section shall be construed to prevent Tenant's removal of Tenant's Property including Landlord's Construction, unless in connection with Landlord's Construction, Landlord, by notice to Tenant no later than twenty (20) days prior to the Expiration Date or prior termination date of this Lease, elects to have Tenant leave any part or all of Landlord's Construction in the Premises. However, upon removal of any Tenant's Property from the Premises or upon removal of other installations as may be required or permitted by Landlord, Tenant shall immediately, and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. If Tenant uses any paint color or other wall covering in the Premises that is not Building standard, at the end of the Term Tenant, at Tenant's expense, must (i) repaint the Premises or remove the non-standard wall covering and (ii) paint the Premises in a Building standard color. Prior to using any such non-standard paint or wallcovering, Tenant may request Landlord's determination in advance whether such print or wallcovering must be repainted or removed at the end of the Term. All property permitted or required by Landlord to be removed from the Premises at the end of the Term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. Tenant's obligations pursuant to this Section 9.01 shall survive the expiration or early termination of this Lease.

     SECTION 9.02. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. As permitted by law, Tenant agrees to obtain and deliver to Landlord, written and unconditional waivers of mechanic's liens upon the Land and Building for all work, labor and service to be performed and all materials to be furnished in connection with such work, signed by all contractors, sub-contractors, materialmen and laborers to become involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the Premises, Land or Building, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged or bonded against by Tenant within thirty
(30) days thereafter, at Tenant's expense.

     SECTION 9.03. Landlord shall have the right to perform any proposed alterations to the Premises at cost, plus fifteen percent (15%) to cover general conditions (exclusive of on-site management), management, overhead and profit. Before commencing any alterations, Landlord, in good faith, shall, if requested by Tenant, competitively bid same, on a "fixed price" and "sealed bid" basis, to at least three (3) outside subcontractors, selected in consultation with Tenant, for each major trade involved. The subcontractor selected need not be the one submitting the lowest bid, if Landlord reasonably believes that the relative reliability and skill of the various subcontractors warrant a selection based on considerations not limited solely to price.

                                  ARTICLE 10

                                    REPAIRS
                                    -------

     SECTION 10.01. Tenant shall take good care of the Premises and, at Tenant's sole cost and expense, shall make all repairs and replacements, as and when needed to preserve the Premises in good working order and condition, except that Tenant shall not be required to make any structural repairs or structural replacements to the Building and the Building systems serving the Premises unless necessitated or occasioned by the acts, omissions or negligence of Tenant, or any of Tenant's Responsible Parties, or by the specific use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person beyond ordinary wear and tear, in such cases, Landlord may make or cause such structural repairs or structural replacements to be made, but shall not be obligated to do so, and Tenant agrees to pay to Landlord promptly upon Landlord's demand as Additional Rent, the cost of such repairs or replacements. In the event Landlord elects not to make such repairs or replacements caused by Tenant's negligence, Landlord may require Tenant to make such repairs or replacements at Tenant's sole cost and expense. Furthermore, Tenant shall, at Tenant's sole cost and expense, maintain and make all repairs and replacements to the water fountain in the Premises. On the Commencement date, Landlord shall
                              Fountain in the Premises in good working order.

     SECTION 10.02. Landlord, at its expense, shall keep and maintain the Building (including the roof by excluding those portions of the Premises or other tenant's premises, to the extent that Tenant or other tenants are required to keep and maintain them under leases with Landlord), the Common Areas and the fixtures, appurtenances, systems and facilities serving the Premises, in good working order, condition and repair and shall make all necessary repairs other than those specifically required by this Lease to be made by the Tenant, and shall generally maintain and provide services to the Building consistent with the standards of comparable first-class commercial officer buildings in the Greenwich, Connecticut area.

                                  ARTICLE II

                            UTILITIES AND SERVICES
                            ----------------------

     SECTION 11.01. Landlord shall provide the cleaning services described in EXHIBIT D attached hereto. Tenant shall pay to Landlord, on demand, Landlord's
---------
charges for any special or unusual cleaning work in the Premises, including without limitation, the cleaning of private baths (other than one (1) men's and one (1) women's restrooms in the Premises, which shall be included under EXHIBIT
D), interior glass, pantries, kitchen, lounge areas, panelled and fabric walls, and wood floors; provided, however, that Tenant understands that nothing herein shall require Landlord to provide any special or unusual cleaning work. Tenant acknowledges that the cleaning services required to be furnished by Landlord pursuant to Section 11.01 may be furnished by a contractor or contractors
            -------------
employed by Landlord and agrees that Landlord shall not be deemed in default of any of its obligations under this Section unless such default shall continue for an unreasonable period of time after written notice from Tenant to Landlord setting forth the special nature of such default.

     SECTION 11.02. Landlord shall provide year round air conditioning to the Premises capable of providing and maintaining criteria as follows:

     Design Condition         Inside Condition         Outside Condition
     ----------------         ----------------         -----------------

     Cooling Cycle            78 degrees D.B.F         95 degrees D.B.F
     -------------            ----------------         ----------------
                              50% R.H.                 75 degrees W.B.F
                              --------                 ----------------

     Heating Cycle            68 degrees F             0 degrees F
     -------------            ------------             -----------

on Business Days from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m. (These design standards are based on an occupancy of not more than eight persons per 1000 sq. ft. and a total connected load not to exceed 5 watts per square foot for lighting and standard electrical office power, subject to the recommendations of any Governmental Authority for the purpose of conserving energy.) If Tenant requests core unit air-conditioning/cooling or ventilation for more extended hours, or on Sundays or on holidays, Landlord will furnish the same at an extra cost to Tenant of Fifty Dollars ($50) per hour increased by the percentage by which the Consumer Price

Index at the time Landlord furnished such overtime services has increased over the Base Year Consumer Price Index.

     As used in this Article 11, the "Base Year Consumer Price Index" shall be
                     ----------
the Consumer Price Index for the June next preceding the Commencement Date.

     The Consumer Price Index as used in this Article 11 shall mean the Revised
                                              ----------
Consumer Price Index For All Urban Consumers, NY - Northern NJ - Long Island, NY, NJ, CT (1982-84=100) as reported in Labor Law Reports, published by Commercial Clearing House, Inc. In the event that the Consumer Price Index is not available, the successor or substitute index shall be used for the computations herein set forth. In the event that the Consumer Price Index, or such successor or such substitute index is not published, a reliable government or other nonpartisan publication evaluating the information used in determining the Consumer Price Index shall be used for the computations set forth herein. If the parties are unable to agree on the selection of a successor or substitute index, or a publication which would most nearly carry out the intent hereof, then such dispute shall be submitted to three (3) real estate brokers licensed in the State of Connecticut, each having at least ten (10) years of experience leasing office space similar to the Premises in Fairfield County. Such brokers shall be selected as follows: Landlord and Tenant shall each choose one (1) broker, which brokers shall jointly select the third broker. The determination by any two of any such three (3) brokers shall be binding on Landlord and Tenant. All costs incurred in connection with such arbitration proceedings shall be borne equally by Landlord and Tenant except that each party shall pay its own counsel fees.

     SECTION 11.03. (a) Landlord, at Tenant's expense, shall furnish electrical energy to or for the use of Tenant in the Premises for the operation of the lighting fixtures and the electrical receptacles. Subject to adjustment as provided in subsection (c) below, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days of being billed therefor, a sum equal to Tenant's Proportionate Share times one hundred percent (100%) of the actual electricity charges for the Building (including, without limitation, charges on a pass-through basis, without mark-up, of Landlord's out-of-pocket cost per kilowatt-hour of demand and cost per kilowatt-hour of consumption, as the same are computed under such rate applicable to Landlord) and all applicable utility company surcharges, fuel adjustments, rate adjustments, and taxes. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or if electrical service is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, unless by reason thereof any Governmental Authority deems the Premises unsafe or uninhabitable for the permitted use specified in this Lease, or impose any liability upon Landlord or Landlord's agents.

     (b) Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises. Tenant shall not, without prior consent of Landlord in each instance, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises, nor make any material additions to the business machines, office equipment, or other appliances in the Premises which utilize electrical energy.

     (c) If Tenant, at any time, shall reasonably question the cost for its consumption of electricity charged by Landlord as Additional Rent, the validity of such costs shall be determined by an independent electrical engineer selected by Landlord, who shall certify such determination in writing to Landlord and Tenant. Landlord's selection of an independent electrical engineer shall be subject to Tenant's approval, which shall not be unreasonably withheld or delayed. If Tenant does not disapprove or consent to Landlord's selection of an engineer within ten (10) days, such selection shall be deemed approved. The cost of such consultant shall be paid by Tenant. Tenant may, at its own full cost and expense, have an electrical meter installed to measure separately the amount of electricity used in the Premises, and Tenant shall pay directly to the utility supplier the metered service charges, without any additional fees to Landlord.

     (d) Tenant, at Tenant's expense, shall purchase and Landlord shall, at Tenant's request, install all replacement lamps (including incandescent and fluorescent), starters and ballasts used in the Premises. All such purchases shall be from Landlord, unless Landlord elects otherwise. Prices for such items charged to Tenant shall be at rates competitive with those charged by other first class office buildings in the Greenwich area.

     SECTION 11.04. Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points on the floor or floors in which the Premises are located for ordinary lavatory, kitchen and drinking purposes. If Tenant requires, uses or consumes water for any purpose in addition to the ordinary lavatory use, Landlord may install a water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall pay to Landlord the cost of any such meter and its installation, and Tenant, at Tenant's sole cost and expense, shall keep any such meter and any such installation equipment in good working order and repair. Tenant shall pay for water consumed as shown on said meter and sewer charges thereon, as and when bills are rendered.

     SECTION 11.05. Landlord reserves the right to stop the service of the air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems of the Building when necessary by reason of accident or emergency, mechanical breakdown, requirement of law. Unavoidable Delay or for repairs, alterations, replacements or improvements, which in the reasonable judgment of Landlord, are desirable or necessary, until the reason for such stoppage shall have been eliminated; provided that Landlord shall restore service as soon as reasonably possible under the circumstances. Except in emergencies, Landlord shall give Tenant prior notice of any anticipated stoppage.

     SECTION 11.06. Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

     SECTION 11.07. Electricity supplied to the fitness center and restaurant facility in the Building shall be separately metered, and electricity, water and other utilities supplied to the fitness center and restaurant facility in the Building shall not be included in any computation of Tenant's Proportionate Share of electric charges or of any Cost Increase over the Base Expense Year.

                                  ARTICLE 12

                   DAMAGE TO OR DESTRUCTION OF THE PREMISES
                   ----------------------------------------

     SECTION 12.01. If the Premises or any part thereof shall be partially damaged by fire or other casualty and Tenant gives prompt notice thereof to Landlord, subject to its rights under Section 12.02, Landlord shall proceed with
                                      -------------
reasonable diligence to repair or cause such damage to be repaired to restore the Premises to the condition the Premises were in before the tenant installation was installed. Landlord shall, at Tenant's request and expense, also restore Landlord's Construction (utilizing therefor the proceeds, if available, of the insurance required to be maintained by Tenant pursuant to
Section 19(a)(ii)). The Fixed Rent and Additional Rent shall be abated to the
-----------------
extent that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction to the date the Premises shall be substantially repaired, restored or rebuilt. If Tenant shall reoccupy portions of the Premises as the restoration continues, the abatement shall cease as to such portions.

     SECTION 12.02. If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's reasonable opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any of such events Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days notice of such termination, which notice shall be given within ninety (90) days after the date of such damage. In the event that such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of damage or destruction, and any prepaid portion of Fixed and Additional Rent shall be apportioned as of such date of damage or destruction and shall be refunded by Landlord to Tenant. If the damage or destruction occurs during the final Lease Year, or is so extensive that the Premises cannot reasonably be anticipated to be restored within one (1) year, then Tenant shall likewise have the right to terminate this Lease, effective as of the date of the damage or destruction, by written notice given to Landlord within sixty (60) days after such date. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination, the holder of a Superior Mortgage takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of sixty (60) days from the date of so taking possession to terminate this Lease by written notice of termination.

     SECTION 12.03. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's Property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

     SECTION 12.04. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and any law providing for such a contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case.

                                  ARTICLE 13

                                EMINENT DOMAIN
                                --------------

     SECTION 13.01. If the whole of the Premises or the Building, or such part thereof (including parking areas) as will render the remainder untenantable or commercially unfeasible for Tenant's Permitted use, shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the Expiration Date. If only a part of the Premises shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect, but, from and after the date of the vesting of title, the Fixed Rent shall be an amount which bears the same ratio to the Fixed Rent payable immediately prior to such condemnation pursuant to this Lease, as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Building pursuant to this Section) bears to the value of the entire Premises immediately before the taking; and any Additional Rent payable or credits receivable pursuant to Article 6 shall be adjusted to reflect the diminution of
                       ---------
Premises. The value of the Premises before and after the taking shall be determined for the purposes of this Section by an independent appraiser selected by Landlord. If only a part of the Building but a material part of the Land shall be so acquired or condemned, then (a) whether or not the Premises shall be affected thereby, Landlord, at Landlord's sole option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, thirty (30) days notice of termination of this Lease, and (b) if the part of the Building so acquired or condemned shall contain more than twenty-five percent (25%) of the total of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's sole option, may give to Landlord, within sixty (60) days following the date upon which Tenant shall have received notice of vesting of title, thirty (30) days notice of termination of this Lease. If a part of the Premises shall be so acquired or condemned, and the Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit; provided that the Premises as so restored shall consist of no less than 4,000 rentable square feet. In the event of any termination of this Lease pursuant to the provisions of this Section, the Fixed Rent and Additional Rent shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

     SECTION 13.02. In the event of any such acquisition or condemnation of all or any part of the Building and/or Common Areas, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses and for the value of any Tenant's Property which would be removable at the end of the Term, pursuant to the provisions of Article 9.
                  ----------

     SECTION 13.03. If the grade of any street upon which the Land is situated or abuts shall be changed by any competent authority, this Lease shall nevertheless continue in full force and effect, and Landlord shall be entitled to collect from such authority the entire award that may be made in such proceedings. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

                                  ARTICLE 14

                           CONDITIONS OF LIMITATION
                           ------------------------

     SECTION 14.01. This Lease and the Term and estate hereby granted are subject to the limitations that, if,

     (a) Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator or Tenant or of all or any part of Tenant's Property; or

     (b) Within sixty (60) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed, or within sixty
(60) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

     (c) Tenant shall default in the payment when due of any installment of Fixed Rent or Additional Rent and such default shall continue for a period of ten (10) days after written notice; or

     (d) Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent or Additional
Rent), and Tenant shall fail to remedy such default within twenty (20) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of twenty
(20) days, if Tenant (i) shall not promptly, upon the giving of such notice, advise Landlord in writing of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (iii) subject only to Unavoidable Delays, shall not remedy the same within sixty (60) days after the date of the giving of said notice by Landlord; or

     (e) any event shall occur or any contingency shall arise whereby this
Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as is expressly permitted under Article 7;
                                                                      ---------
or

     (f) Tenant shall default in the observance or performance of any term, convenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or any affiliate of Landlord of space in the Building, the Greenwich Office Park or any other property owned by Landlord or any affiliate of Landlord, and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; then, in any of said events, Landlord may give to Tenant notice of intention to end the Term at the expiration of ten (10) days from the date of the giving of such notice, and, in the event such notice is given, this Lease (whether or not the Term shall have commenced) shall terminate upon the expiration of said ten (10) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable to Landlord, as provided in Article 15.
                                   ----------

     SECTION 14.02. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (11 U.S.C. Section 101 et. seq.), Landlord's right to terminate this Lease shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease. To the extent permitted or allowed by law, the Trustee shall not have the right to assume or assign this Lease, until the Trustee (i) promptly cures all defaults under the Lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides "ADEQUATE ASSURANCE OF FUTURE PERFORMANCE", which shall mean, in addition to any other requirements of 11 U.S.C. Section 365(b)(3), that all of the following have been satisfied: (a) in addition to rent payable under the Lease, the Trustee has established with Landlord a security deposit equal to three (3) months Fixed Rent; (b) Trustee has agreed that the security deposit will be reestablished in said amount, whenever it is drawn upon by Landlord; (c) Trustee has agreed that Tenant's business will continue to be conducted in a first class manner, and (d) Trustee has agreed that the use of the Premises will not change from the use permitted under this Lease. If all the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

     SECTION 14.03. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding or appointment of the types referred to in subsections 14.01 (a) and (b) shall be deemed paid as compensation for the use
---------------------     ---
and occupation of the Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Section 14.01.
                             -------------

                                  ARTICLE 15

                        RE-ENTRY BY LANDLORD; REMEDIES
                        ------------------------------

     SECTION 15.01. If this Lease and the Term shall terminate for any reason as provided in Article 14:
            ----------

     (a) Landlord and Landlord's agents may immediately, or at any time after such uncured default or after the date upon which this Lease shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceeding or by any other applicable lawful action or proceeding, and may repossess the Premises and remove any and all of its or their property and effects from the Premises, and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

     (b) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for failure to collect any rent due upon any such reletting, and no failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such commercially usual repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Tenant shall be liable for the amount of all expenses incurred by Landlord in connection with such repairs, replacements, alterations, additions, improvements, decorations and other physical changes made by Landlord and the costs of such reletting, including without limitation, brokerage allocable to the unexpired balance of the Term and reasonable legal expenses.

     SECTION 15.02. In the event of any breach or threatened breach by Tenant or any persons claiming through or under Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

     SECTION 15.03. If this Lease and the Term shall terminate as provided in
Article 14, or by or under any summary proceeding or any other lawful action or
----------
proceeding, or if Landlord shall re-enter the Premises as provided in this Article or by or under any summary proceeding or any other lawful action or proceeding, then, in any of said events:

     (a) Tenant shall pay to Landlord all Fixed Rent and Additional Rent to the date upon which this Lease and the Term shall have terminated or to the date of re-entry upon the Premises by Landlord, as the case may be;

     (b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due at the time of such termination or re-entry, or at Landlord's option, against any damages payable by Tenant;

     (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between (i) the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Operating Expenses and Taxes to be the same as was payable for the year immediately preceding such termination or re-entry) and
(ii) the net amount, if any, of rents ("NET RENT") collected under any reletting effected pursuant to the provisions of subsection 15.01(b), for any part of such
                                       -------------------
period (first deducting from
the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting including but not limited to all repossession costs, the allocable portion of brokerage commissions for the unexpired balance of the Term, legal expenses, attorneys' fees, alteration costs and other expenses of preparing the Premises for such reletting);

     (d) Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise, and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time, at its election;

     (e) Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent and Additional Rent, payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Operating Expenses and Taxes to increase five percent (5%) per annum from the year immediately preceding such termination or re-entry), exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of eight percent (8%) per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting;

     (f) In no event (i) shall Tenant be entitled to receive any excess of such Net Rent over the sums payable by Tenant to Landlord hereunder, or (ii) shall Tenant be entitled in any suit by Landlord for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting, except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof are relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

     SECTION 15.04. Any damages owed by Tenant to Landlord under this Article, if not paid when due, shall be paid with interest at the Interest Rate from the due date to the date of payment.

     SECTION 15.05. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any uncured default hereunder on the part of Tenant.

     SECTION 15.06. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity by statute or otherwise.

                                  ARTICLE 16

                  CURING TENANT'S DEFAULTS; FEES AND EXPENSES
                  -------------------------------------------

     SECTION 16.01. If Tenant shall default in the observance or performance of any term, covenant, or condition of this Lease on Tenant's part to be observed or performed, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues, subject to Unavoidable Delays, after twenty (20) days from the date of the giving by Landlord to Tenant of notice of intention so to do or such lesser period of notice in the event that a condition might constitute a default under a Superior Mortgage, Landlord may enter the Premises at any time to cure any such default. Bills for any expense incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect Fixed Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered by Landlord to Tenant and any charges for services provided under this Lease, may be sent by Landlord to Tenant monthly or immediately, and shall be due and payable in accordance with the terms of said bills, and, if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent. Any such bill shall be payable with interest at the Interest Rate from the date Landlord incurs the charge or expense to the date of payment by Tenant to Landlord. Tenant's obligations under this Section shall survive the Expiration Date or sooner termination of the Term.

                                  ARTICLE 17

                       NON-LIABILITY AND INDEMNIFICATION
                       ---------------------------------

     SECTION 17.01. (a) Except as provided in Section 17.02., neither Landlord
                                              --------------
nor Landlord's agents shall be liable to Tenant, its employees, agents, contractors, invitees and licensees, and Tenant shall save Landlord and Landlord's agents harmless of and from all loss, cost, liability, claim, damage and expense, including, but not limited to reasonable counsel fees, penalties and fines incurred in connection with or arising from any injury to Tenant its servants, employees, contractors, agents, visitors, invitees or licensees, or for any damage to, or loss (by theft or otherwise) of, any of Tenant's Property, irrespective of the cause of such injury, damage or loss (excluding Landlord's or its agents', employees', contractors', invitees' or licensees' negligence or willful misconduct). Any Building employees to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agents with respect to such property, and neither Landlord nor Landlord's agents shall be liable for any loss of or damage to any such property by theft or otherwise.

     (b) In any action brought to enforce the obligations of Landlord under this Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Building and Common Areas, including rents, insurance proceeds and condemnation awards, and no such judgment shall be the basis of execution on, or be a lien on, assets of Landlord or any partner of Landlord other than Landlord's interest in the Building and Common Areas.

     SECTION 17.02. Neither (a) the performance by Landlord, Tenant or others of any construction, repairs, alterations, additions, installation of decorations or improvements in, to or on the Building, Common Areas, or the Premises, nor
(b) the failure of Landlord or others to make any such repairs, alterations, additions, installation of decorations or improvements, nor (c) any damage to the Premises or to Tenant's Property, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (d) any latent defect in the Building, Common Areas, or in the Premises, nor (e) any temporary covering of any windows of the Premises for any reason whatsoever, including Landlord's own acts, nor any permanent covering of any such windows if required by law, order or regulation of Federal, county, state or municipal authorities or by any direction pursuant to law or any public officer, nor (f) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (e) shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant of any of its obligations under this Lease. Landlord shall make all commercially reasonable efforts to correct or alleviate any such condition described in this Section 17.02.

     SECTION 17.03. Tenant agrees to indemnify and save Landlord and Landlord's agents harmless of and from all losses, costs, liabilities, claims, damages and expenses including, but not limited to reasonable counsel fees, penalties and fines, incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, or (c) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant, or any such person, in or about the Premises or the Building, or the Common Areas, either prior to, during, or after the expiration of the Term, including any acts, omissions or negligence in the making or performing or any improvements, or (d) failure, arising after the Commencement Date, to comply with the American with Disabilities Act of 1990, as may be amended from time to time, with respect to the Premises in accordance with the terms and provisions of this Lease. If any action or proceeding shall be brought against Landlord or Landlord's agents, based upon any such claim, and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord and Landlord's agents for counsel fees in connection with such action or proceeding.

     SECTION 17.04. Tenant shall pay to Landlord, within ten (10) days next following delivery by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages and expenses referred to in Section 17.03. Tenant's obligations under this Article shall survive the
      -------------
Expiration Date or sooner termination of the Term.


                                  ARTICLE 18

                                   SURRENDER
                                   ---------

     SECTION 18.01. On the last day of the Term or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises pursuant to
Section 15.01 (a), Tenant shall, at its own expense, quit and surrender the Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all improvements which have been made upon the Premises (except as otherwise provided for in this Lease, including, but not limited to Article 9 above).
                                                          ---------
Tenant shall remove from the Premises and the Building all of Tenant's Property and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Building occasioned by such removal. Notwithstanding anything to the contrary contained herein, in connection with Landlord's Construction, Landlord, by notice to Tenant no later than twenty (20) days prior to the Expiration Date or prior termination of this Lease, may require Tenant to leave any part or all of such Landlord's Construction in the Premises.

     SECTION 18.02. To the extent allowed by law, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under any applicable law in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Article.

     SECTION 18.03. If the Premises are not surrendered at the expiration of the Term, such holding over without the written consent of the Landlord shall be construed to be a tenancy from month to month at one-twelfth (1/12th) of an amount equal to one and one-half times the Fixed Rent required to be paid by Tenant for the last full lease year of the Lease Term, together with an amount estimated by Landlord as equal to one-twelfth (1/12th) of the Additional Rent payable pursuant to this Lease, and shall otherwise be on the same terms and conditions as herein specified so far as applicable. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, but not limited to, reasonable attorneys fees and any claims made by any succeeding tenant found on such delay.

     Nothing contained in this Section 18.03 shall (a) imply or be deemed to grant Tenant any right to remain in the Premises after the termination of this Lease without the execution of a new lease, (b) imply any obligation on the part of Landlord to grant a new lease or (c) be construed to limit in any way any remedy that Landlord may have against Tenant as a holdover tenant, including but not limited to, resort to the summary process laws or enforcement of the foregoing indemnity obligation of Tenant.

     SECTION 18.04. Tenant's obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.


                                  ARTICLE 19

                                   INSURANCE
                                   ---------

     SECTION 19.01. Tenant shall not do anything, or suffer or permit anything to be done in or about the Building or Common Areas which shall (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises, (b) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein, or (c) be prohibited by any license or other permit required or obtained pursuant to Section 5.03. Tenant, at Tenant's expense, shall comply
                     ------------
with all requirements of the Connecticut Fire Safety Code. On the Commencement Date, the Premises shall comply with such Code (at Landlord's expense).

     SECTION 19.02. If by reason of any act or omission on the part Tenant, the rate of fire insurance with extended coverage on the Building, Common Areas, equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and all such other tenants or occupants, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants or occupants because of such act or omission on the part of Tenant.

     SECTION 19.03. (a) Tenant shall obtain and keep in full force and effect during the Term for the benefit of Landlord, and any mortgagees of which Landlord gives Tenant written notice and Tenant, at Tenant's own cost and expense and in the following amounts or such greater amounts as Landlord or the holder of the Superior Mortgages may reasonably request, (i) Public Liability Insurance, such insurance to afford protection in an amount not less than $5,000,000 for personal injury or death, and $1,000,000 for damage to property, protecting Landlord and Tenant as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Premises or any part thereof; and (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and "all-risk" form insurance policies, for Tenant's Property and for all improvements performed on behalf of Tenant by Landlord for the full insurable value thereof, protecting Landlord, the holder of the Superior Mortgages, and Tenant as insureds as their respective interests may appear; (iii) contractual liability insurance in the amounts specified above insuring Tenant's liability pursuant to Article 17 hereof; (iv)
                                                        ----------
worker's compensation coverage as required by law; and (v) with respect to alterations or improvements permitted to be made by Tenant under this Lease, contingent liability and builder's insurance, in an amount reasonably satisfactory to Landlord.

      (b) Tenant shall obtain such other insurance in such amounts as may from time to time be reasonably required by the Landlord against other insurable hazards which at the time are commonly insured against resulting from a change in local practice in the case of construction or alteration of buildings and/or in the case of premises similarly situated, due regard being given to the type of building, its location, construction, use and occupancy.

      (c) Said insurance is to be written in form and substance reasonably satisfactory to Landlord, by an insurance company with a rating of A or better from a recognized rating company such as Bests and which company shall be licensed to write such insurance in the State of Connecticut. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and, upon failure to do so, Landlord may, but shall not be obligated to, after written notice to Tenant in accordance with this Lease, procure, maintain and place such insurance or make such payments, and in such event Tenant agrees to pay the amount thereof, plus interest at the Interest Rate, to Landlord on demand, and said sums shall be in each instance collectible as Additional Rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that (i) the same will not be cancelled or renewed except upon twenty (20) days' prior written notice to Landlord, and (ii) Landlord will receive at least twenty (20) days' prior written notice of any material changes in the terms or conditions of all such insurance policies. On the Commencement Date, the original insurance policies or appropriate certificates thereof shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to make certain that said insurance shall be in full force and during the Term.

     SECTION 19.04. Each party shall include in each of its fire and extended coverage insurance policies (insuring the Building, Common Areas and Landlord's property therein, in the case of Landlord, and insuring Tenant's Property and business interest in the Premises, in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party, to the extent available and in the case of Tenant, an additional waiver of insurer's right of subrogation against Mill Management Inc. and Greenwich Associates, Inc. The policy of insurance or certificate thereof delivered to Landlord shall include reference to the waiver of subrogation referred to above.

     SECTION 19.05. Each party hereby waives any right of recovery against the other for any loss occasioned by fire or other casualty which is an insured risk under such policies, and each shall look solely to the proceeds of such policies for any loss occasioned by fire or other casualty which is an insured risk under such policies.

     SECTION 19.06. Throughout the Term Landlord shall maintain (i) public liability insurance affording coverage in amounts typically carried by other similarly situated landlords in the Greenwich, Connecticut area, (ii) "all risk" property insurance covering the Building and other improvements on the Land for their full replacement value, and (iii) such other insurance as is required under any Superior Mortgage or as shall then be being carried by similarly situated landlords generally in the Greenwich, Connecticut area.

                                  ARTICLE 20

                         SUBORDINATION AND ATTORNMENT
                         ----------------------------

     SECTION 20.01. This Lease, and all rights of Tenant hereunder are and shall be subject and subordinate, in all respects, to (a) all future ground leases, overriding leases and underlying leases and/or grants of term of the Land and/or the Building or the portion thereof in which the Premises are located in whole or in part; (b) all mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the Land and/or the Building (collectively, the "SUPERIOR MORTGAGES"), whether or not the Superior Mortgages shall also cover other lands and/or buildings; and
(c) each and every advance made or hereafter to be made under the Superior Mortgages and to all renewals, modification, replacements, substitutions and extentions of the Superior Mortgage, and spreaders and consolidations of the Superior Mortgages. The provisions of this Section shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if required, that Landlord or the holder of a Superior Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.

     SECTION 20.02. If, at any time prior to the expiration of the Term, the holder of a Superior Mortgage shall become the owner of the Building as a result of foreclosure of its mortgage or conveyance of the Building, or become a mortgagee in possession of the Land or the Building, Tenant agrees, at the election and upon demand of any owner of the Land or the Building, or of the holder of any Superior Mortgage (including a leasehold mortgagee) in possession of the Land or the Building, to attorn, from time to time, to any such owner, holder or lessee, upon the then executory terms and conditions of this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Premises. Such successor in interest to Landlord shall not be bound by (a) any payment of Fixed Rent or Additional Rent for more than one month in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under the Lease, (b) any amendment, modification or termination of this Lease made without the consent of the holder of the Superior Mortgage or such successor in interest whose name is disclosed to Tenant, (c) any offsets which may be asserted by the lessee hereunder against payments of rent as a result of any default by or claims against Landlord hereunder arising prior to the date such sccessor takes possession of the Premises, or (d) any obligation by Landlord as lessor hereunder to perform any work or grant any concession without the mortgagees' express assumption of such obligation to perform work or grant such concession. The foregoing provisions of this Section shall inure to the benefit of any such owner, holder or lessee and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions, although Tenant shall execute such an instrument upon request of the holder of a Superior Mortgage.

     SECTION 20.03. Tenant shall execute and deliver to Landlord within a reasonable period of time any reasonable modifications of this Lease required or requested by the holder or potential holder of a Superior Mortgage, provided that no such modification shall adversely affect Tenant's rights or obligations hereunder.


     SECTION 20.04. Landlord represents that as of the date of this Lease the only holder of a Superior Mortgage is New York Life Insurance Company and, to the best of Landlord's knowledge, there are no defaults under such Superior Mortgage.

                                  ARTICLE 21

                         ACCESS; CHANGE IN FACILITIES
                         ----------------------------

     SECTION 21.01. Landlord reserves the right, at any time and at Landlord's sole cost and expense, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment of the Building, as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other Common Areas, as it may deem necessary or desirable, provided any such change does not deprive Tenant of access to the Premises, unreasonably interfere with the use of the Premises, reduce either disproportionately or by more than one (1) the number of parking spaces allocated to Tenant, or reduce the rentable square footage of the Premises in excess of one percent (1%) (without an appropriate adjustment in Fixed Rent due to such reduction in square footage of the Premises).

     SECTION 21.02. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not reduce the useable office space in the Premises or unreasonably interfere with Tenant's use and occupancy of the Premises or damage the appearance thereof.

     SECTION 21.03. Landlord or Landlord's agents shall have the right to enter the Premises at all times for any of the purposes specified in this Article: (a) to examine the Premises, to perform any obligation of Landlord or to exercise any right or remedy reserved to Landlord in this Lease; (b) to exhibit the Premises to a prospective purchaser, mortgagee or ground lessor of the Building, or others and, during the last twelve (12) months of the Lease Term, to exhibit the Premises to prospective tenants; (c) to make such repairs, alterations, improvements or additions or to perform such maintenance, including the maintenance of all air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems, as Landlord may deem necessary or desirable; (d) to take all materials into and upon the Premises that may be required in connection with any such repair, alterations, improvements, additions or maintenance; and (e) to alter, renovate and decorate the Premises if Tenant shall have removed all or substantially all of Tenant's Property from the Premises. Notwithstanding the foregoing, except in emergencies or Tenant's uncured default hereunder, all entries by Landlord under this Section shall be at reasonable times, upon prior notice, and shall be conducted so as not to interfere unduly with Tenant's use and occupancy of the Premises.

     SECTION 21.04. The exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except as specifically provided herein), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents, or upon the holder of a Superior Mortgage.


                                  ARTICLE 22

                       INABILITY TO PERFORM AND WAIVERS
                       --------------------------------

     SECTION 22.01. This Lease and the obligations of Tenant to pay rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delay, is (a) unable to fulfill any of its obligations under this Lease, or (b) unable to supply or delayed in supplying any service expressly or impliedly to be supplied, or (c) unable to make or delayed in making any repairs, replacements, additions, alterations or decorations, or (d) unable to supply or delayed in supplying any equipment or fixtures. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, Landlord shall be under no obligation to pay overtime labor rates.

     SECTION 22.02. In the event Landlord commences any summary proceeding or other action for non-payment of rent, to the extent permitted by applicable law, Tenant covenants and agrees that it will not interpose any counterclaim in any such proceeding, unless by non-assertion such claim would be precluded or deemed waived.

     SECTION 22.03. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or permitted counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

     SECTION 22.04. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature or otherwise. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations, but Landlord shall enforce or not enforce any future Rules and Regulations against all tenants of the Building uniformly.

     SECTION 22.05. The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

     (a) No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises.

     (b) The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.

     (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance the balance or to pursue any other remedy in this Lease or provided by law.

     SECTION 22.06. The provisions of this Article shall survive the Expiration Date or sooner termination of this Lease.


                                  ARTICLE 23

                                QUIET ENJOYMENT
                                ---------------

     SECTION 23.01. If, and so long as, Tenant pays the Fixed Rent and Additional Rent and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, subject to the terms, covenants and conditions of this Lease.


                                  ARTICLE 24

                             RULES AND REGULATIONS
                             ---------------------

     SECTION 24.01. Tenant, its servants, employees, agents, visitors, invitees and licensees shall faithfully observe and strictly comply with, and shall not permit violation of, the Rules and Regulations annexed as EXHIBIT E, and such
                                                          ---------
reasonable changes therein (whether by modification, elimination or addition) as Landlord hereafter may make and communicate in writing to Tenant ("RULES AND REGULATIONS"). Any future Rules and Regulations shall be enforced or not enforced against all tenants of the Building uniformly, and any subsequent changes made by Landlord shall be consistent with the standards of first-class commercial office buildings in the Greenwich, Connecticut area generally.

     SECTION 24.02. The Building may be designated and known by any name Landlord may choose, and such name or designation may be changed from time to time in Landlord's sole discretion.

     SECTION 24.03. If an excavation or other substructure shall be undertaken or authorized upon land adjacent to the Building or beneath the Building, Tenant, without liability on the part of the Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents, provided that the work is concluded with reasonable diligence and performed in a commercially reasonable manner.

     SECTION 24.04. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (a) any accident in or about the Premises, (b) all fires in the Premises, (c) all damages to or defects in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which the Landlord might be responsible or which constitutes Landlord's property; and (d) all damages to or defects in any parts or appurtenances to the Building's air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility system located in or passing through the Premises.

     SECTION 24.05. Tenant will not require, permit, suffer or allow the cleaning of any window in the Premises from the outside without Landlord's prior written consent and unless the equipment and safety devices required by law, ordinance, rules and regulations are provided and used. Tenant hereby agrees to indemnify Landlord and Landlord's agents for all losses, damages or fines suffered by them as a result of the Tenant's requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside in violation of the requirements of the aforesaid laws, ordinances, regulations and rules.

                                   ARTICLE 25

                                    BROKERAGE
                                    ---------

     SECTION 25.01. Tenant and Landlord each represent to the other that in the negotiation of this Lease it dealt with no real estate broker or salesperson except as set forth in ITEM 11 of the Data Sheet. Landlord shall compensate such broker pursuant to a separate agreement. Tenant hereby agrees to indemnify Landlord and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation on the part of Tenant, including court costs and attorneys' fees. Landlord shall have no liability for brokerage commissions arising out of a sublease by Tenant, and Tenant shall and does hereby indemnify and hold Landlord harmless from any and all liability for brokerage commissions arising out of any such sublease.


                                  ARTICLE 26

                       NOTICES AND ESTOPPEL CERTIFICATE
                       --------------------------------

     SECTION 26.01. All notices, demands or communications given under this Lease shall be sent to the addresses set forth above, or to such other addresses as the parties may designate by written notice, and shall be sent by prepaid registered or certified mail, return receipt requested, and shall any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof. Failure to deliver the certificate within the ten (10) day period described above shall be conclusive on Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord and that, except as Landlord may have been previously notified in writing, Landlord is not in default of any term, covenant or condition contained in this Lease.

     (b) At the request of Landlord, Tenant shall enter into an agreement, not inconsistent with the terms of this Lease, to pay the Fixed Rent and Additional Rent to a mortgagee of Landlord upon receipt of a notice from such mortgagee that Landlord is in default under the note held by such mortgagee.

     (c) Prior to taking occupancy of the Premises, Tenant will deliver to Landlord to fully executed Estoppel Certificate in substantially the form attached hereto as EXHIBIT F.
                   ---------

                                  ARTICLE 27

                               SECURITY DEPOSIT
                               ----------------
                            [Intentionally Deleted]

                                  ARTICLE 28

                                 PARTIES BOUND
                                 -------------

     SECTION 28.01. The terms, covenants and conditions contained in this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 7 shall operate to vest
                                              ---------
any rights in any successor or assignee or Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 14.
             ----------

     SECTION 28.02. The obligations of Landlord arising under this Lease shall no longer be binding upon Landlord named herein after the sale, assignment or transfer by Landlord named herein (or upon any subsequent landlord after the sale, assignment or transfer by such subsequent landlord) of its interest in the Building as owner or lessee, and, in the event of such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of Landlord's entire interest in the Building shall be deemed a transfer for the purposes of this Section.

     SECTION 28.03. In connection with the provisions of this Lease and the obligations and covenants of Landlord herein set forth, if Landlord or any successor in interest be an individual, joint venture, tenancy-in-common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals (all of which are referred to below, individually and collectively, as an "UNINCORPORATED LANDLORD"), or a limited liability company, a limited liability partnership or any other entity which possesses the characteristics of limited liability (all of which are referred to below, individually and collectively, as a "LIMITED LIABILITY LANDLORD"), then anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such unincorporated landlord or limited liability landlord in the Building and Common Areas, including rents, insurance proceeds and condemnation awards, for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord. No other property or assets of such unincorporated landlord, or any general or limited partner thereof, or of such limited liability landlord, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

     SECTION 28.04. Any provision of this Lease which requires Landlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff to the other party, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question. Notwithstanding the foregoing, if it is determined by a court action that Landlord unreasonably withheld its consent to Tenant subletting the Premises or assigning this Lease and Tenant was damaged thereby, Tenant shall be entitled to damages therefor.

     SECTION 28.05. Nothing contained in this Lease shall be deemed to confer upon any other tenant, or anyone claiming under or through any other tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by Tenant of its obligations hereunder or under the Rules and Regulations.

                                  ARTICLE 29

                  ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS;
                  -------------------------------------------
                          GOVERNING LAW; SEPARABILITY
                          ---------------------------

     SECTION 29.01. This Lease contains the entire agreement between the parties, and all prior negotiations and agreements are merged in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, except by a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

     SECTION 29.02. Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. No rights, easements or licenses are or shall be acquired by Tenant, by implication or otherwise, unless expressly set forth in this Lease.

     SECTION 29.03. This Lease shall be governed in all respects by the laws of the State of Connecticut.

     SECTION 29.04. Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligations to perform every covenant and agreement of this Lease to be performed by Tenant. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby.

     SECTION 29.05. This Lease may be executed in two or more counterparts, each of which shall be considered an original, and all of which shall constitute one and the same instrument.

                                  ARTICLE 30

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     SECTION 30.01. Terms negotiated by Landlord and Tenant that add to or vary from the provisions of this Lease, if any, are set forth at ITEM 13 OF THE DATA SHEET.

     SECTION 30.02. All indemnifications contained in this Lease shall survive the expiration or early termination of this Lease.

     IN WITNESS WHEREOF Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Signed, Sealed and Delivered
in the Presence of:

                                              FAWN ASSOCIATED LIMITED
                                              PARTNERSHIP,

                                              Landlord

/s/ Amy B. Levantin                           By: /s/ Steven J. Schacter
--------------------------                       -------------------------------
                                                  Steven J. Schacter
 [SIGNATURE ILLEGIBLE]                            Its Authorized Representative
--------------------------

                                              FRANCHISE MORTGAGE
                                              ACCEPTANCE COMPANY LLC,

                                              Tenant

 [SIGNATURE ILLEGIBLE]                        By: [SIGNATURE ILLEGIBLE]
--------------------------                       -------------------------------

/s/ Mary Jo D'Andrea                          Its:  Senior Vice President
--------------------------

STATE OF CONNECTICUT )
                     ) ss. Greenwich                             March 25, 1996
COUNTY OF FAIRFIELD  )


     Personally appeared Steven J. Schacter, the authorized representative of FAWN ASSOCIATES LIMITED PARTNERSHIP, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said Limited Partnership, before me.


                                      /s/ Elaine E. Seeds
                                      -------------------------------------
                                      Notary Public
                                      My Commission Expires: [STAMP APPEAR HERE]


STATE OF CONNECTICUT )
                     ) ss. Greenwich                             March 22, 1996
COUNTY OF FAIRFIELD  )


     Personally appeared John Rinaldi Sr. Vice President of FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said Corporation, before me.


                                        [SIGNATURE ILLEGIBLE]
                                      -------------------------------------
                                      Notary Public
                                      My Commission Expires: 4/30/97

                                   EXHIBIT A
                                   ---------

                               LAND DESCRIPTION
                               ----------------

BEGINNING at a point formed by the intersection of the division line between land now or formerly of Epstein and the premises herein described with the easterly line of Weaver Street and proceeding thence along land of Epstein South 77 degrees 03' East 519.79 feet to land now or formerly of Peter Mitchell, et al, thence along land of Peter Mitchell et al to and along land of Duclay Realty Corp. and Space Realty Co. North 63 degrees 26' East 111.41 feet, North 59 degrees 02' East 27.84 feet, North 57 degrees 02' East 81.37 feet, North 49 degrees 53' East 154.4 feet and North 63 degrees 52' East 225.5 feet to land now or formerly of Gospodinoff; thence along land of Gospodinoff North 2 degrees 29' West 61.4 feet, North 7 degrees 05' West 25.1 feet, North 14 degrees 20' East
16.9 feet, North 55 degrees 00' East 58.9 feet, North 55 degrees 18' East 190.1 feet, North 59 degrees 22' East 10.0 feet, North 38 degrees 19' East 32.1 feet, North 47 degrees 25' East 11.1 feet, North 57 degrees 39' East 53.1 feet, North 61 degrees 22' East 29.1 feet, North 49 degrees 25' East 22.9 feet and North 71 degrees 24' East 44.8 feet to the westerly line of Valley Drive, thence along the westerly line of Valley 12.1 feet on the arc of a circle curving to the left on a radius of 151.3 feet; thence still along the westerly line of Valley Drive North 9 degrees 38' West 281.23 feet and South 80 degrees 22' West 1.75 feet to land now or formerly of Willers; thence along land of Willers North 9 degrees 52' West 100.56 feet and North 10 degrees 28' West 76.1 feet to land now or formerly of Mellick; thence along land of Mellick South 64 degrees 37' West 19.3 feet, South 85 degrees 07' West 38.6 feet, South 62 degrees 53' West 38.5 feet and South 46 degrees 54' West 84.5 feet to land now or formerly of Berry; thence along land now or formerly of Berry South 24 degrees 51' West 17.5 feet South 14 degrees 22' West 108.6 feet, South 9 degrees 52' West 58.3 feet; South 51 degrees 02' West 25.6 feet, South 47 degrees 54' West 99.3 feet, South 38 degrees 38' West 19.0 feet, North 83 degrees 12' West 17.1 feet, South 22 degrees 44' West 93.6 feet, North 66 degrees 00' West 64.8 feet, North 30 degrees 20' West 30.6 feet, North 5 degrees 32' West 24.6 feet, North 33 degrees 41' West 27.2 feet and North 62 degrees 32' West 86.9 feet, thence through other land of Fawn Associates South 11 degrees 35' 30" East 324.12 feet, South 38 degrees 08' 40" West 97.0 feet, North 51 degrees 51' 20" West 241.03 feet, South 38 degrees 08' 40" West 265.0 feet, South 44 degrees 51' 20" West 149.72 feet and North 77 degrees 03' West 148.0 feet to the easterly line of Weaver Street; thence along the easterly line of Weaver Street South 27 degrees 56' East 294.8 feet and South 9 degrees 18' West 14.6 feet to the point or place of beginning.

                                   EXHIBIT B
                                   ---------

                            LANDLORD'S CONSTRUCTION
                            -----------------------


Landlord's Construction will be performed in accordance with plans drawn for F.M.A.C., entitled Greenwich Office Park Five, 4th Floor, Greenwich, CT, by R.S. Granoff Architects, P.C. dated February 26, 1996, including drawings A1 through A5, as amended by an Addendum to Contract Documents, dated February 26, 1996 (collectively "Plans") except the water fountain referred to in such Addendum shall not be removed, which Plans are incorporated in this Lease by this reference; provided, however, Tenant shall pay for one (1) 7'-4" h., 3/8" th. tempered glass side-lite.

Notwithstanding anything to the contrary contained in the Plans, Landlord shall construct an access panel from the Premises to the bridge to 2 Greenwich Office Park.

Furthermore, if any of the terms and provisions of this Lease conflict with the Plans, the terms and provisions of this Lease shall govern.

                                   EXHIBIT C
                                   ---------

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT D
                                   ---------

               CLEANING, JANITOR AND ROUTINE MAINTENANCE SERVICE
               -------------------------------------------------

Cleaning, Janitor, and Routine Maintenance Service will be provided as follows:

NIGHTLY

          Empty and clean wastepaper baskets, ashtrays and other receptacles.

          Sweep all flooring, vacuum clean or carpet sweep (as required) all carpets and rugs. Sweep or dust stone, ceramic tile, marble, terrazzo and other unwaxed flooring, excluding kitchen area (cleaning of kitchen is tenant's responsibility).

          Dust and wipe clean all office furniture and window sills.

          Wipe clean all water fountains and coolers.

          Dust all leather and leather-type furniture.

          Sweep and dust all private stairways.

          Dust all chair rails, baseboards and trim.

          Replace plastic bags in wastebaskets when necessary - cost per bag charged to Tenant.

          Remove normal wastepaper and refuse; cost of unusual waste removal to be charged to Tenant.

          Clean and wash one men's and one women's washroom per floor. Paper towels, toilet tissue and soap provided by Landlord and, unless bathrooms are common bathrooms, billed to Tenant directly.

          After cleaning, all lights shall be turned off, windows closed, doors locked and offices left in an orderly condition.

MONTHLY

          Dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning.

QUARTERLY

          Dust all venetian blinds.

ANNUALLY

          Dust ceiling surfaces other than acoustical ceiling material and vacuum clean only acoustical materials and other similar surfaces, if necessary.

WINDOW CLEANING

          Wash all interior and exterior windows quarterly.

SIDEWALKS, ENTRANCES, ROADWAYS AND PARKING AREAS:

          To be kept free and clear of refuse, snow and ice.

AS REQUIRED BY TENANT

          Clean inside of all lighting fixtures and globes at cost to Tenant.

                                   EXHIBIT E
                                   ---------

             RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF
                   THIS LEASE IN ACCORDANCE WITH ARTICLE 24
                   ----------------------------------------

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery of such merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or any jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes is prohibited in the Common Areas of the Building, including, but not limited to, the elevators, lobby, stairwells and hallways.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises after approval by Landlord. Tenant shall be entitled to a listing on the lobby and Greenwich Office Park directories. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant without violating this rule. Interior signs on doors shall be inscribed, painted or affixed by Tenant, at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

6. Except for changes and alterations which the Lease permits Tenant to make, no tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part. No cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor cover is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other adhesive material being expressly prohibited.

7. No tenant shall obtain for use upon the Premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the Premises, except from persons authorized by Landlord, which authorization shall not be unreasonably withheld or delayed.

     and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

8. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requires same in writing. Each tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

9. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

10. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectional odors to emanate from the Premises.

11. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by any rules and regulations issued by the Landlord with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall, unless alternative arrangements are made, give notice in writing to the Building superintendent prior to 3 p.m. in the case of services required on week days, and prior to 3 p.m. on the day prior in the case of service required on weekends or on holidays.

12. No smoking of cigars or pipes shall be permitted in the Premises or the Building.

                                   EXHIBIT F
                                   ---------

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

Re: _____________________________________

     The undersigned, as Lessee under that certain Lease dated _______________, 19__, made with _________________________________, as Lessor, does hereby certify to New York Life Insurance Company, 51 Madison Avenue, New York, New York 10010:

1. That its leased premises at the above location have been completed in accordance with the terms of the Lease, subject to punchlist items, that it has accepted possession of said premises and that it now occupies the same, and is open for business:

2.   That the Lease term began on ___________________________, 19__, that it began paying rent on ________________________, 19__, that it pays rent on a current basis, that, save only as may be required by the terms of the Lease, no rent has been or will be paid by the Lessee during the term of this lease for more than one month in advance, that the rent payable under the Lease is the amount of fixed rent provided thereunder, which is net annual rent payable to Lessor of $______________, and that there is no claim or basis for an adjustment thereto;

3. That to Lessee's knowledge there exist no defenses or offsets to enforcement of the Lease by the Lessor and that there are, as of the date hereof, no defaults or breaches on the part of the Lessor under the Lease known to the undersigned and the undersigned has made no claim against the Lessor;

4. That the Lease is now in full force and effect and has not been amended, modified or assigned and the Lease is the only agreement between Lessor and the undersigned regarding the leased premises;

5. That all required parking spaces have been furnished and/or all parking ratios have been met.

6. That the Lessee shall not look to New York Life, it successors or assigns for the return of the security deposit, if any, under the Lease unless the same is actually delivered to New York Life as security for our performance under the Lease.

7. That Lessee is in full compliance (to the extent such compliance is Lessee's responsibility under the Lease) with all Federal, State and Local laws, ordinances, rules and regulations affecting its use of the premises, including, but not limited to the handling, storage and disposal of hazardous and/or toxic materials used or generated as a result of its business conducted on or about the leased premises.

     It is understood that New York Life requires this statement from the undersigned as a condition to the making of a loan to the owners of the property comprising the leased premises, secured by a first mortgage thereon and also by an assignment of the Lease as collateral security.


Dated:_______________________________

                                        Lessee: FRANCHISE MORTGAGE ACCEPTANCE
                                                COMPANY LLC

                                        By:__________________________________

                                        Name:________________________________

                                        Title:_______________________________

                                   EXHIBIT G
                                   ---------

                              GUARANTY AGREEMENT
                              ------------------


     THIS GUARANTY AGREEMENT is dated as of March______, 1996 by and between IMPERIAL CREDIT INDUSTRIES, INC., a California corporation, (the "GUARANTOR"), and FAWN ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership ("LESSOR").

     WHEREAS, the Guarantor is affiliated with FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, a California limited liability company (the "LESSEE"); and

     WHEREAS, Guarantor wishes Lessee to enter into that certain Lease between Lessor and Lessee dated as of March________, 1996 (the "LEASE"), providing for the Lease by Lessor to Lessee of certain premises in 5 Greenwich Office Park, Greenwich, Connecticut, which premises are more particularly described in the Lease; and

     WHEREAS, Lessor is unwilling to enter into the Lease with Lessee unless Guarantor enters into this Guaranty Agreement; and

     WHEREAS, Guarantor is willing to enter into this Guaranty Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Guarantor unconditionally guarantees the due and punctual payment of all Fixed Rent, Additional Rent, interest charges or other amounts provided for in the Lease and all other sums at any time becoming due and payable by Lessee (including damages provided for in the Lease, or damages allowed by law upon any Lessee default) and the performance of all of Lessee's obligations under the Lease.

     2. The above guaranty is an absolute, unconditional, continuing guaranty of payment and performance and not of collectibility, and is in no way conditioned or contingent upon any attempt to collect from Lessee or upon any other condition or contingency. If Lessee fails to pay any Fixed Rent, Additional Rent, damages or any other sums at any time becoming due and payable by Lessee under the Lease beyond any applicable notice and grace periods, or if Lessee fails to perform any obligation on Lessee's part to be performed under the Lease beyond any applicable notice and grace periods, then, upon written notice, Guarantor shall promptly pay or perform the same.

     3. If Lessor pursues Guarantor to enforce the obligations of Guarantor under this Guaranty Agreement or the obligations of Lessee under the Lease and prevails therein, Guarantor shall pay all costs and expenses incurred by or on behalf of Lessor, including reasonable attorney's fees. Lessor shall be under no obligation to proceed against Lessee before proceeding against the Guarantor. Guarantor hereby agrees (i) that Guarantor shall be at all times subject to the jurisdiction of the courts of the State of Connecticut in connection with the Lease and this Guaranty Agreement and, (ii) that all disputes relating to this Guaranty Agreement shall be subject to the jurisdiction of the courts of the State of Connecticut.

     4. This Guaranty Agreement and all guaranties and covenants and agreements of Guarantor contained herein shall continue in full force and effect throughout the Lease Term and thereafter so long as any obligation or liability of Lessee under the Lease shall remain unperformed or unsatisfied.

     5. Except as provided in Paragraph 8, the obligations of Guarantor under this Agreement shall not be terminated or in any way released or impaired by, and shall survive and remain in full force and effect notwithstanding, any occurence whatsoever, including, without limitation, (a) any amendment or modification of, addition or supplement to the Lease or of any covenants, agreements, terms or conditions contained therein; (b) any exercise or non-exercise by Lessor of any right, power, or remedy under, or in respect of the Lease, or any waiver of such right, power, or remedy; (c) any waiver, consent, extension, indulgence or other action, inaction or omission under or in respect of the Lease; (d) any assignment, sale, sublease, surrender, forefeiture, re-entry, re-letting or other transfer in respect of the Lease or any or all of the Premises (as defined in the Lease) or any interest therein by Lessor or Lessee; or (e) any insolvency, bankruptcy, receivership, liquidation, merger, reorganization, readjustment, composition, dissolution, winding up or similar proceeding involving or affecting Lessor or Lessee, whether or not Guarantor shall have notice or knowledge of any of the foregoing items.

     6. Lessor may at any time, and from time to time, assign, by way of pledge or otherwise, any of Lessor's rights under the Lease or any or all of the rights (in whole or part) of Lessor under this Guaranty Agreement. From and after any such assignment, the assignee may enforce any and all of the terms of this Guaranty Agreement, to the extent so assigned, as though such Assignee had been a party hereto.

     7. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, postage prepaid, addressed:

If to Guarantor:    3701 Skypark Drive
                    Torrence, CA 90505


If to Lessor:       Fawn Associates Limited Partnership
                    100 Putnam Green
                    Greenwich, Connecticut 06830
                    Attention: Chief Executive Officer

or at such address as either party shall have furnished to the other in writing.

     8. If any term of this Guaranty Agreement, or any application thereof, shall be invalid or unenforceable, the remainder of this Guaranty Agreement, and any other application of such term shall not be affected thereby. Neither this Guaranty Agreement nor any term hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the charge, waiver, discharge or termination is sought. The terms of this Guaranty Agreement shall be binding upon Guarantor and its successors and assigns, and shall insure to the benefit of Lessor and its successors and assigns.

     9. This Guaranty Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and attested on the date set forth above.

Signed and Delivered
in the presence of:


                                    IMPERIAL CREDIT INDUSTRIES, INC.


_______________________________
                                    By:__________________________________
                                    Its:     Duly Authorized

_______________________________

STATE OF _____________ )
                       ) ss                                    March ______,1996
COUNTY OF ____________ )


     Personally appeared _____________________, ____________ of IMPERIAL CREDIT INDUSTRIES, INC., a California corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Corporation, before me.


                                        ________________________________________
                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission Expires: _________________